Exhibit (b)(2)

EXECUTION VERSION

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED BANK OF AMERICA, N.A. One Bryant Park New York, NY 10036	BARCLAYS CAPITAL 745 Seventh Avenue New York, NY 10019	CITIGROUP GLOBAL MARKETS INC. 390 Greenwich Street New York, New York 10013

CONFIDENTIAL

August 3, 2011

Beagle Acquisition Corp.

c/o Blackstone Capital Partners VI L.P.

345 Park Avenue

New York, New York 10154

Attention: Vikrant Sawhney

Project Eagle

Commitment Letter

Ladies and Gentlemen:

You have advised each of Bank of America, N.A. (“Bank of America”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Barclays Bank PLC (“Barclays Bank”), Barclays Capital, the investment banking division of Barclays Bank (“Barclays Capital”) and Citi (as defined below and, together with Bank of America, Merrill Lynch, Barclays Bank and Barclays Capital, the “Commitment Parties,” “we” or “us”) that Beagle Acquisition Corp. (“Merger Sub”), formed at the direction of Blackstone Capital Partners VI L.P. and/or its affiliates (collectively, the “Sponsor”), intends to acquire a company previously identified to us and code-named “Eagle” (the “Company”), and to consummate the other transactions described in Exhibit A hereto. Capitalized terms used but not defined herein have the meanings assigned to them in the Exhibits attached hereto.

For purposes of this Commitment Letter, “Citi” shall mean Citigroup Global Markets Inc., Citibank, N.A., Citigroup USA, Inc., Citicorp North America, Inc. and/or any of their affiliates as Citi shall determine to be appropriate to provide the services contemplated herein.

1.	Commitments.

In connection with the Transactions, (a) Bank of America is pleased to advise you of its commitment to provide 33 1/3% of the Senior Facilities and 33 1/3% of the Senior Bridge Facility, (b) Barclays Bank is pleased to advise you of its commitment to provide 33 1/3% of the Senior Facilities and 33 1/3% of the Senior Bridge Facility and (c) Citi (along with Bank of America and Barclays Bank each an “Initial Lender” and collectively the “Initial Lenders”) is pleased to advise you of its commitment to provide 33 1/3% of the Senior Facilities and 33 1/3% of the Senior Bridge Facility, in each case, upon the terms and subject to the conditions set forth or referred to in this commitment letter (together with the Term Sheets, this “Commitment Letter”).

2.	Titles and Roles.

It is agreed that (a) each of Merrill Lynch, Barclays Capital and Citi will act as joint lead arrangers (in such capacity, the “Lead Arrangers”) and as joint bookrunners for each of the Facilities; (b) Bank of America will act as administrative agent (the “Senior Administrative Agent”) and Citi and Barclays Bank will act as co-syndication agents for the Senior Facilities; and (c) Barclays Bank will act as administrative agent (the “Bridge Administrative Agent”, together with the Senior Administrative Agent, the “Administrative Agents”) and Citi and Bank of America will act as co-syndication agents for the Senior Bridge Facility. It is further agreed that Merrill Lynch will appear on the top left of the cover page of any marketing materials for the Senior Facilities, Barclays Capital will appear on the top left of the cover page of any marketing materials for the Senior Bridge Facility, and each of them will hold the roles and responsibilities conventionally understood to be associated with such name placement. At any time within 14 days after the date of your acceptance of this Commitment Letter, you may appoint up to three additional agents, co-agents, arrangers, joint bookrunners, managers or confer other titles in respect of each Facility and may allocate up to 20% of the commitments hereunder with respect to each Facility and corresponding compensatory economics in connection with each such Facility. No compensation (other than that expressly contemplated by this Commitment Letter and the Fee Letter referred to below) will be paid, in each case, in connection with the Facilities unless you and the Commitment Parties shall so agree.

3.	Syndication.

The Commitment Parties reserve the right, prior to or after the execution of the Facilities Documentation (as defined below), to syndicate all or a portion of each Commitment Party’s commitments hereunder to a group of banks, financial institutions and other institutional lenders identified by the Commitment Parties in consultation with you, including any relationship lenders designated by you in consultation with the Commitment Parties and with respect to the syndication of the commitments under the Revolving Facility subject to your consent (not to be unreasonably withheld or delayed) (together with the Initial Lenders, the “Lenders”); provided, that, notwithstanding each Commitment Party’s right to syndicate the Facilities and receive commitments with respect thereto, no Commitment Party may assign all or any portion of its commitments hereunder until after the Closing Date and, unless you agree in writing, each Commitment Party shall retain exclusive control over all rights and obligations with respect to its commitments, including all rights with respect to consents, modifications, waivers and amendments, until the Closing Date has occurred. Notwithstanding the foregoing, the Commitment Parties will not syndicate to those banks, financial institutions and other institutional lenders and competitors of the Company and its subsidiaries (“Disqualified Lenders”) separately identified in writing by you or any Sponsor to us prior to the date hereof. Without limiting your obligations to assist with syndication efforts as set forth below, it is understood that the Initial Lenders’ commitment hereunder is not subject to commencement or completion of syndication of the Facilities.

The Commitment Parties intend to commence syndication efforts promptly after your acceptance of this Commitment Letter and as part of their syndication efforts, it is the Commitment Parties’ intent to have Lenders commit to the Facilities prior to the Closing Date. You agree to use your commercially reasonable efforts to assist the Commitment Parties in completing a timely syndication that is reasonably satisfactory to them and you until the date that is the earlier of (a) 90 days after the Closing Date and (b) the date on which a successful syndication (as defined in the Fee Letter) is achieved (such earlier date, the “Syndication Date”). Such assistance shall include (a) your using commercially reasonable efforts to ensure that any syndication efforts benefit materially from your existing lending and investment banking relationships and the existing lending and investment banking relationships of the Sponsor and, to the extent practical and appropriate, the Company, (b) direct contact between senior management, representatives and advisors of you (and your using commercially reasonable efforts to arrange for direct

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contact between senior management, representatives and advisors of the Sponsor and the Company) and the proposed Lenders at times and locations mutually agreed upon, (c) your assistance (and your using commercially reasonable efforts to cause the Sponsor and the Company to assist) in the preparation, at least 15 business days prior to the Closing Date (excluding any “blackout dates” referred to in Exhibit D hereto), of customary confidential information memoranda (“Confidential Information Memoranda”) for the Senior Facilities and Senior Bridge Loans (all of which shall be in form and substance consistent with confidential information memoranda in recent transactions sponsored by the Sponsor) and other customary marketing materials to be used in connection with the syndications, and, at the request of the Commitment Parties, the preparation of versions of the Confidential Information Memoranda that do not contain material non-public information concerning the Company, its subsidiaries or their securities for purposes of United States federal and state securities laws, (d) using your commercially reasonable efforts to procure, at least 15 business days prior to the Closing Date, corporate ratings for the Borrower and ratings for each of the Facilities and the Senior Notes from each of Standard & Poor’s Ratings Services (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”), and (e) the hosting, with the Commitment Parties, of one or more meetings of prospective Lenders at times and locations mutually agreed upon. During the primary syndications of the Facilities on or prior to later of (x) the Syndication Date and (y) the Closing Date, (i) you will ensure, and will use commercially reasonable efforts to cause the Company to ensure that there will not be any competing issues of debt securities or syndicated credit facilities of you, the Company or any of your or its subsidiaries (other than the Senior Notes or any debt securities issued in lieu of the Senior Notes or any secured notes issued as contemplated by the Fee Letter) being offered, placed or arranged that would materially impair the primary syndication of the Facilities (it being understood that any indebtedness of the Company and its subsidiaries permitted under the Merger Agreement as in effect on the date hereof shall not be subject to this clause (i)) and (ii) you agree to use your commercially reasonable efforts to prepare and provide (and to use commercially reasonable efforts to cause the Sponsor and the Company to provide) promptly to the Commitment Parties all available customary information with respect to you, the Company and each of your and its respective subsidiaries, the Transactions and the other transactions contemplated hereby, including all financial information and projections relating to the Company and its subsidiaries (including financial estimates, forecasts and other forward-looking information, the “Projections”), as the Commitment Parties may reasonably request. For the avoidance of doubt, you will not be required to provide any information to the extent the provision thereof would violate any applicable law, rule or regulation. Notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letter, (i) the obtaining of the ratings referenced above shall not constitute a condition to the commitments hereunder or the funding of the Facilities on the Closing Date and (ii) neither the commencement nor the completion of the syndication of the Facilities shall constitute a condition precedent to the Closing Date.

The Commitment Parties will, in consultation with you, manage all aspects of any syndication, including decisions as to the selection of institutions to be approached (with your consent not to be unreasonably withheld (in the case of the Revolving Facility) and excluding Disqualified Lenders) and when they will be approached, when their commitments will be accepted, which institutions will participate (with your consent not to be unreasonably withheld (in the case of the Revolving Facility) and excluding Disqualified Lenders), the allocation of the commitments among the Lenders and the amount and distribution of fees among the Lenders.

4.	Information.

You hereby represent and warrant that (but, subject to Section 6, the accuracy of which shall not be a condition to the commitments hereunder or the funding of the Facilities on the Closing Date) (a) (with respect to the Company and its subsidiaries, to the best of your knowledge) all written information and written data (such information and data, other than (i) the Projections and (ii) information of a general economic or general industry nature, the “Information”) that have been or will be made available

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to the Commitment Parties by you or the Sponsor or any of your or their respective representatives, taken as a whole, does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto) and (b) the Projections that have been or will be made available to the Commitment Parties by you, the Company, the Sponsor or any of your or their respective representatives have been or will be prepared in good faith based upon assumptions that are believed by you to be reasonable at the time made; it being understood that any such financial projections are subject to significant uncertainties and contingencies, many of which are beyond your control, that no assurance can be given that any particular financial projections will be realized, that actual results may differ and that such differences may be material. You agree that, if at any time prior to the Syndication Date, you become aware that any of the representations in the preceding sentence would be incorrect in any material respect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will promptly supplement the Information and the Projections so that (to the best of your knowledge, with respect to the Company and its subsidiaries) such representations will be correct in all material respects under those circumstances. In arranging and syndicating the Facilities, the Lead Arrangers will be entitled to use and rely on the Information and the Projections without responsibility for independent verification thereof. We will have no obligation to conduct any independent evaluation or appraisal of the assets or liabilities of you, the Borrower, the Company or any other party or to advise or opine on any related solvency issues.

You hereby acknowledge that (a) the Lead Arrangers will make available Information and Projections to the proposed syndicate of Lenders and (b) certain of the Lenders may be “public side” Lenders (i.e. Lenders that do not wish to receive material non-public information with respect to the Company, its subsidiaries or its securities) (each, a “Public Lender”). You hereby acknowledge that the Commitment Parties will make available Information, Projections and other offering and marketing material and presentations, including confidential information memoranda to be used in connection with the syndication of the Facilities to the proposed syndicate of Lenders, by posting the Information and Projections on Intralinks, SyndTrak Online or by similar electronic means (collectively, the “Platform”). At the request of the Lead Arrangers, you agree to assist us in preparing an additional version of each Confidential Information Memorandum to be used by Public Lenders. The information to be included in the additional version of each Confidential Information Memorandum will consist exclusively of information and documentation that is either publicly available or not material with respect to the Company, its subsidiaries or its securities for purposes of United States federal and state securities laws. It is understood that in connection with your assistance described above, (a) customary authorization letters will be included in each Confidential Information Memorandum that authorize the distribution of such Confidential Information Memorandum to prospective Lenders, confirm that the public-side version does not include material non-public information about the Company, its subsidiaries or its securities, and exculpate us with respect to any liability related to the use of the contents of such Confidential Information Memorandum or any related marketing material by the recipients thereof and exculpate you, the Sponsor, the Company and your and their respective affiliates with respect to any liability related to the misuse of the contents of such Confidential Information Memorandum or any related marketing material by the recipients thereof; (b) the public information shall include the following information except to the extent you notify us to the contrary and provided that you shall have been given a reasonable opportunity to review such documents and comply with the U.S. Securities and Exchange Commission disclosure requirements (and such public information is permitted to be made available to all prospective Lenders, including through a Platform designated “Public Lenders”): (i) drafts and final definitive documentation with respect to the Facilities, (ii) administrative materials prepared by the Commitment Parties for prospective Lenders (such as a lender meeting invitation, allocations and funding and closing memoranda) and (iii) notification of changes in the terms of the Facilities; (c) at our request, you shall identify information to be distributed to Public Lenders by clearly and conspicuously marking the same as

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“PUBLIC”; and (d) we shall be entitled to treat any Information and Projections that are not specifically identified as “Public” as being suitable only for posting on a portion of the Platform not designated Public Lenders.

5.	Fees.

As consideration for the commitment of the Initial Lenders hereunder and the Lead Arrangers’ agreement to perform the services described herein, you agree to pay the fees set forth in this Commitment Letter and in the confidential Fee Letter dated the date hereof and delivered herewith with respect to the Facilities (the “Fee Letter”). Once paid, such fees shall not be refundable under any circumstances, except as otherwise contemplated by the Fee Letter.

6.	Conditions Precedent.

The commitments of the Initial Lenders hereunder and the Lead Arrangers’ agreement to perform the services described herein are subject only to (a) the execution and delivery by the Borrower to the Senior Administrative Agent of definitive documentation with respect to the Senior Facilities and, if applicable, to the Bridge Administrative Agent with respect to the Senior Bridge Facility (collectively, the “Facilities Documentation”)1, in each case, which shall be consistent with the applicable Term Sheet and the applicable Documentation Principles and shall be subject to the Certain Funds Provision (as defined below) and (b) the conditions set forth in the Term Sheets under the headings beginning with the words “Conditions Precedent” and in Exhibit D (clauses (a) and (b) collectively, the “Funding Conditions”); it being understood that there are no conditions (implied or otherwise) to the commitments hereunder (including compliance with the terms of the Commitment Letter, the Fee Letter and the Facilities Documentation) other than the Funding Conditions that are expressly stated to be conditions to the initial funding under the Facilities on the Closing Date (and upon satisfaction or waiver of such conditions, the initial funding under the Facilities shall occur).

Notwithstanding anything in this Commitment Letter, the Fee Letter, the Facilities Documentation or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary, (i) the only representations and warranties the making or accuracy of which shall be a condition to availability of the Facilities on the Closing Date shall be (A) such of the representations and warranties made by the Company in the Merger Agreement as are material to the interests of the Lenders, but only to the extent that you have the right to terminate your obligations under the Merger Agreement as a result of a breach of such representations and warranties, and (B) the Specified Representations (as defined below) made by the Borrower and the Subsidiary Guarantors in the Facilities Documentation and (ii) the terms of the Facilities Documentation and the Closing Deliverables shall be in a form such that they do not impair availability of the Facilities on the Closing Date if the conditions expressly set forth herein and in the Term Sheets are satisfied (it being understood that, to the extent any Collateral (other than assets with respect to which a lien may be perfected solely by the filing of a financing statement under the Uniform Commercial Code and the delivery of stock certificates of the Borrower and material (to be defined in a manner to be agreed) wholly-owned domestic restricted subsidiaries) is not or cannot be provided or perfected on the Closing Date after your use of commercially reasonable efforts to do so or without undue burden or expense, the provision and/or perfection of such Collateral shall not constitute a condition precedent to the availability of the Facilities on the Closing Date, but shall be required to be provided and/or perfected within 90 days after the Closing Date (subject to extensions by the Senior Administrative Agent in its reasonable discretion)). For purposes hereof,

[1]	Counsel for the Sponsor shall prepare the initial drafts of the Facilities Documentation consistent with the Documentation Principles.

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“Specified Representations” means the representations and warranties of the Borrower and the Subsidiary Guarantors (after giving effect to the Acquisition) set forth in the Facilities Documentation relating to organizational power and authority (as to execution, delivery and performance of the applicable Facilities Documentation), the due authorization, execution, delivery and enforceability of the applicable Facilities Documentation, Federal Reserve margin regulations, the Investment Company Act, the creation, validity and perfection of security interests in the Collateral (subject to permitted liens and the limitations set forth in the preceding sentence), no conflicts of the applicable Facilities Documentation with charter documents or, except to the extent such conflict has not resulted in a Company Material Adverse Effect (as defined in the Merger Agreement), with applicable laws, solvency as of the Closing Date (after giving effect to the Transactions) of the Borrower and its restricted subsidiaries on a consolidated basis (to be determined in a manner consistent with the solvency certificate to be delivered in the form set forth in Annex I attached to Exhibit D), anti-terrorism laws and status as senior debt (if applicable). This paragraph shall be referred to herein as the “Certain Funds Provision”.

7.	Indemnification; Expenses.

You agree (a) to indemnify and hold harmless each of the Commitment Parties and each of their respective affiliates and controlling persons and the respective officers, directors, employees, successors, partners, agents, advisors and representatives of each of the foregoing (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such Indemnified Person may become subject arising out of, resulting from or in connection with this Commitment Letter, the Fee Letter, the Transactions or the Facilities, or any claim, litigation, investigation or proceeding (“Action”) relating to any of the foregoing and regardless of whether brought by you or any of your affiliates or any other person or against any person, including the Company, its security holders and its other affiliates, regardless of whether any such Indemnified Person is a party thereto, and to reimburse each such Indemnified Person within 30 days after receipt of a written request together with reasonably detailed backup documentation for any reasonable legal (limited to one counsel for the Commitment Parties and, if reasonably necessary, a single local counsel to the Commitment Parties in each relevant material jurisdiction and, solely in the case of a conflict of interest, one additional counsel in each applicable material jurisdiction to the affected Indemnified Persons) or other reasonable out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing; provided, that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses (i) to the extent resulting from the willful misconduct, bad faith or gross negligence of such Indemnified Person or any of its affiliates or controlling persons or any of the officers, directors, employees, partners, successors, agents, advisors or representatives of any of the foregoing, (ii) to the extent arising from a material breach of the obligations of such Indemnified Person or any of its affiliates or controlling persons or any of the officers, directors, employees, partners, successors, agents, advisors or representatives of any of the foregoing under this Commitment Letter, the Fee Letter or the Facilities Documentation (in the case of each of preceding clauses (i) and (ii), as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (iii) to the extent arising from any dispute solely among Indemnified Persons other than claims against any Commitment Party in its capacity or in fulfilling its role as an Administrative Agent or arranger or any similar role under any Facility and other than any claims arising out of any act or omission on the part of you or your affiliates, and (b) to reimburse the Commitment Parties and each Indemnified Person from time to time, upon presentation of a summary statement, together with any supporting documentation reasonably requested by you, for all reasonable and documented out-of-pocket expenses (including but not limited to expenses of the Commitment Parties’ due diligence investigation, syndication expenses, travel expenses and reasonable fees, disbursements and other charges of counsel to the Commitment Parties identified in the Term Sheets (and you acknowledge that we may receive a benefit, including without limitation, a discount, credit or other accommodation, from such counsel based on the fees such counsel may receive on account of their relationship with us including, without limitation, fees paid

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pursuant hereto) and, if necessary, of a single local counsel to the Commitment Parties in each relevant material jurisdiction), in each case incurred in connection with the Facilities and the preparation of this Commitment Letter, the Fee Letter, the Facilities Documentation and any security arrangements in connection therewith (collectively, the “Expenses”); provided, that you shall not be required to reimburse any of the Expenses in the event the Closing Date does not occur. Notwithstanding any other provision of this Commitment Letter, (i) no Indemnified Person shall be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems, except to the extent such damages have resulted from (in each case as finally determined by a court of competent jurisdiction in a final and non-appealable judgment) the willful misconduct or gross negligence of such Indemnified Person or any of its affiliates or controlling persons or any of the officers, directors, employees, partners, agents, advisors or representatives of any of the foregoing, and (ii) neither (x) any Indemnified Person, nor (y) you shall be liable for any indirect, special, punitive or consequential damages (in the case of clause (y), other than in respect of any such damages required to be indemnified under this Section 7) in connection with this Commitment Letter, the Facilities, the Transactions (including the Facilities and the use of proceeds thereunder), or with respect to any activities related to the Facilities. No Indemnified Person seeking indemnification or reimbursement under this Commitment Letter will, without your prior written consent (not to be unreasonably withheld, delayed or conditioned), settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Action referred to herein. Notwithstanding the immediately preceding sentence, if at any time an Indemnified Person shall have requested in accordance with this Commitment Letter that you reimburse such Indemnified Person for legal or other expenses in connection with investigating, responding to or defending any Action, you shall be liable for any settlement of any Action effected without your written consent if (a) such settlement is entered into more than 30 days after receipt by you of such request for reimbursement and (b) you shall not have reimbursed such Indemnified Person in accordance with such request prior to the date of such settlement. You shall not, without the prior written consent of the affected Indemnified Person (which consent shall not be unreasonably withheld, delayed or conditioned), effect any settlement of any pending or threatened Action against such Indemnified Person in respect of which indemnity has been sought hereunder by such Indemnified Person unless such settlement (i) includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability or claims that are the subject matter of such Action and (ii) does not include any statement as to any admission of fault.

8.	Sharing Information; Absence of Fiduciary Relationship; Affiliate Activities.

You acknowledge that the Commitment Parties and their affiliates may be providing debt financing, equity capital or other services (including, without limitation, investment banking and financial advisory services, securities trading, hedging, financing and brokerage activities and financial planning and benefits counseling) to other companies in respect of which you may have conflicting interests. We will not furnish confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or our other relationships with you to other companies (except as contemplated below). You also acknowledge that we do not have any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by us or any of our respective affiliates from other companies.

You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you and any Commitment Party is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether such Commitment Party has advised or is advising you on other matters, (b) each Commitment Party, on the one hand, and you, on the other hand, have an arm’s-length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on the part of such Commitment Party and you waive, to the fullest extent permitted by law, any claims you may have against us for breach of fiduciary duty or alleged breach of

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fiduciary duty in connection with the Transactions and agree that we will have no liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on your behalf, including equity holders, employees or creditors, (c) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter and you have consulted with your own legal and financial advisors to the extent you have deemed appropriate and (d) you have been advised that each Commitment Party and its affiliates is engaged in a broad range of transactions that may involve interests that differ from your interests and that no Commitment Party has an obligation to disclose such interests and transactions to you by virtue of any fiduciary, advisory or agency relationship. In addition, the Commitment Parties may employ the services of their respective affiliates in providing certain services hereunder and may exchange with such affiliates information concerning you and the Company and other companies in the industry of the Company, and such affiliates shall be entitled to the benefits afforded to, and subject to the obligations of, the Commitment Parties hereunder. You acknowledge and agree that we have not provided you with legal, tax or accounting advice and that you have obtained such independent advice from your own advisors.

You further acknowledge that each Commitment Party and its affiliates is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, each Commitment Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, you, the Borrower, the Company and its subsidiaries and other companies with which you, the Borrower, the Sponsor or the Company or its subsidiaries may have commercial or other relationships. With respect to any securities and/or financial instruments so held by the Commitment Parties, their affiliates or any of their respective customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

9.	Assignments; Amendments; Governing Law, Etc.

This Commitment Letter, the Fee Letter and the commitments hereunder shall not be assignable by any party hereto (except by you on the Closing Date to the ultimate borrower under the Facilities or another newly-formed domestic shell entity so long as any such entity is directly or indirectly controlled by the Sponsor) without the prior written consent of each other party hereto (and any attempted assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto (and Indemnified Persons), is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and Indemnified Persons) and is not intended to create a fiduciary relationship among the parties hereto. Subject to the limitations set forth in Section 3, any and all services to be provided by the Commitment Parties hereunder may be performed by or through any of their respective affiliates or branches and the provisions of Section 7 shall apply with equal force and effect to any such entities so performing any such duties or activities. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by the Commitment Parties and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission or by “.pdf” or similar electronic transmission shall be effective as delivery of a manually executed counterpart hereof. Section headings used herein are for convenience of reference only, are not part of this Commitment Letter and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter. You acknowledge that information and documents relating to the Facilities may be transmitted through SyndTrak, Intralinks, the internet, e-mail, or similar electronic transmission systems, and, notwithstanding anything herein to the contrary, that the

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Commitment Parties shall not be liable for any damages arising from the unauthorized use by others of information or documents transmitted in such manner unless resulting from the gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable judgment, of such Commitment Party or any of its affiliates or controlling persons or any of the officers, directors, employees, partners, agents, representatives, successors or assigns of any of the foregoing. This Commitment Letter, together with the Fee Letter dated the date hereof, supersedes all prior understandings, whether written or oral, among us with respect to the Facilities and sets forth the entire understanding of the parties hereto with respect thereto. THIS COMMITMENT LETTER AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; provided, however, that (a) the interpretation of the definition of Company Material Adverse Effect and whether there shall have occurred a Company Material Adverse Effect, (b) whether the Acquisition has been consummated as contemplated by the Merger Agreement and (c) whether the representations and warranties made by the Company in the Merger Agreement are accurate and whether as a result of any inaccuracy thereof you have the right to terminate your obligations under the Merger Agreement, shall be determined in accordance with the laws of the State of Delaware without regard to conflict of laws principles that would result in the application of the laws of another jurisdiction.

Each of the parties hereto agrees that this Commitment Letter is a binding and enforceable agreement with respect to the subject matter contained herein, including the good faith negotiation of the Facilities Documentation by the parties hereto in a manner consistent with this Commitment Letter, it being understood and agreed that the funding of the Facilities is subject to the Funding Conditions.

10.	WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER, THE FEE LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER OR THEREUNDER.

11.	Jurisdiction.

Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of (i) any New York State court or Federal court of the United States of America sitting in City of New York, Borough of Manhattan, and any appellate court from any thereof, as to any action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, and further agrees to not commence any such suit, action or proceeding other than in such New York State court or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby in any court in which such venue may be laid in accordance with clause (a) of this sentence, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Service of any process, summons, notice or document by registered mail or overnight courier addressed to any of the parties

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hereto at the addresses set forth above shall be effective service of process against such party for any suit, action or proceeding brought in any such court.

12.	Confidentiality.

This Commitment Letter is delivered to you on the understanding that none of this Commitment Letter or the Fee Letter or their terms or substance shall be disclosed, directly or indirectly, to any other person or entity (including other lenders, underwriters, placement agents, advisors or any similar persons) except (a) to (i) the Sponsor and to your and the Sponsor’s officers, directors, employees, affiliates, members, partners, stockholders, attorneys, accountants, agents and advisors and on a confidential basis, and (ii) the Rollover Sponsor and its officers, directors, employees, affiliates, members, partners, stockholders, attorneys, accountants, agents and advisors and on a confidential basis, (b) if the Commitment Parties consent to such proposed disclosure, (c) you may disclose the Term Sheets and the existence of the Commitment Letter to any rating agency in connection with the Transactions or (d) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or regulation or as requested by a governmental authority (in which case you agree to inform us promptly thereof to the extent lawfully permitted to do so); provided that (i) you may disclose this Commitment Letter and the contents thereof (but not the Fee Letter and the contents thereof, except on a redacted basis as to the amount or percentages of any fees, market flex provisions and pricing caps) to the Company and its officers, directors, sponsor shareholders previously identified to us, employees, attorneys, accountants, agents and advisors, on a confidential basis, (ii) you may disclose the Fee Letter and the contents thereof as part of generic disclosure regarding fees and expenses in connection with any syndication of the Facilities or prospectus or offering memorandum related to the Senior Notes (or any debt securities issued in lieu of the Senior Notes), or to the Company and its officers, directors, sponsor shareholders previously identified to us, employees, attorneys, accountants, agents and advisors to confirm the absence of additional conditions precedent to the funding of the Facilities and the absence of any “flex” or similar terms that would decrease the amount of the Facilities (but without disclosing any specific fees set forth therein), or on a redacted basis in a manner reasonably acceptable to the Commitment Parties or for customary accounting purposes, including accounting for deferred financing costs and (iii) you may disclose this Commitment Letter and the contents hereof (but not the Fee Letter and the contents thereof) in any syndication of the Facilities or in any prospectus or other offering memorandum related to the Senior Notes (or any debt securities issued in lieu of the Senior Notes) or in any proxy statement or other public filing in connection with the Acquisition. Your obligations under this paragraph with regard to this Commitment Letter (but not the Fee Letter) shall terminate on the earlier of (x) the second anniversary of the date hereof or (y) one year following the termination of this Commitment Letter in accordance with its terms.

Each Commitment Party and its affiliates will use all confidential information provided to it or such affiliates by or on behalf of you hereunder solely for the purpose of providing the services which are the subject of this Commitment Letter and shall treat confidentially all such information; provided that nothing herein shall prevent a Commitment Party from disclosing any such information (a) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or regulation or as requested by a governmental authority (in which case such Commitment Party, to the extent permitted by law, agrees to inform you promptly thereof), (b) upon the request or demand of any regulatory authority having jurisdiction over such Commitment Party or any of its affiliates (in which case such Commitment Party agrees to inform you promptly thereof prior to such disclosure, unless such Commitment Party is prohibited by applicable law from so informing you, or except in connection with any request as part of a regulatory examination), (c) to the extent that such information becomes publicly available other than by reason of improper disclosure by such Commitment Party or any of its affiliates in violation of this Commitment Letter, (d) to the extent that such information is received by such Commitment Party from a third party that is not to

10

such Commitment Party’s knowledge subject to confidentiality obligations to you, the Company, the Borrower or the Sponsor, (e) to the extent that such information is independently developed by such Commitment Party, (f) to such Commitment Party’s affiliates and their employees, legal counsel, independent auditors and other experts or agents who need to know such information in connection with the Transactions and are informed of the confidential nature of such information, (g) to prospective Lenders, participants or assignees or any potential counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any of its subsidiaries or any of their respective obligations, in each case who agree to be bound by the terms of this paragraph (or language substantially similar to this paragraph), (h) for purposes of establishing a “due diligence” defense or (i) to ratings agencies in connection with the Transactions; provided that (i) the disclosure of any such information to any Lenders or prospective Lenders or participants or assignees or prospective participants or assignees referred to above shall be made subject to the acknowledgement and acceptance by such Lender or prospective Lender or assignee or participant or prospective assignee or participant that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to you and such Commitment Party, including, without limitation, as agreed in any marketing materials for the Facilities) in accordance with the standard syndication processes of such Commitment Party or customary market standards for dissemination of such type of information and (ii) no disclosure shall be made by such Commitment Party to any Disqualified Lender. Each Commitment Party’s obligations under this paragraph shall terminate on the earlier of (x) the second anniversary of the date hereof or (y) one year following the termination of this Commitment Letter in accordance with its terms and shall otherwise automatically terminate and be superseded by the confidentiality provisions in the definitive documentation relating to each of the Facilities upon the execution and delivery of the definitive documentation therefor.

13.	Surviving Provisions.

The indemnification, confidentiality, syndication, jurisdiction, venue, governing law and waiver of jury trial provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the Initial Lenders’ commitments hereunder and the Lead Arrangers’ agreements to provide the services described herein; provided that your obligations under this Commitment Letter, other than those relating to confidentiality and to the syndication of the Facilities (if such Facilities have been funded), shall automatically terminate and be superseded by the definitive documentation relating to the Facilities upon the initial funding under the Senior Facilities, and you shall be released from all liability in connection therewith at such time.

14.	PATRIOT ACT Notification.

We hereby notify you that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Patriot Act”), each Commitment Party and each Lender is required to obtain, verify and record information that identifies the Borrower and Guarantors, which information includes the name, address, tax identification number and other information regarding the Borrower and Guarantors that will allow such Commitment Party or such Lender to identify the Borrower and Guarantors in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to the Commitment Parties and each Lender. You hereby acknowledge and agree that the Commitment Parties shall be permitted to share any or all such information with the Lenders.

11

15.	Acceptance and Termination.

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms of this Commitment Letter and of the Fee Letter by returning to the Lead Arrangers executed counterparts hereof and of the Fee Letter not later than 11:59 p.m., New York City time, on August 10, 2011. Each Commitment Party’s respective commitments hereunder and agreements contained herein will expire at such time in the event that the Lead Arrangers have not received such executed counterparts in accordance with the immediately preceding sentence. In the event that either (x) the initial borrowing in respect of the Senior Facilities does not occur on or before 11:59 p.m., New York City time, on February 9, 2012 or (y) the Merger Agreement is validly terminated prior to consummation of the Acquisition, then this Commitment Letter and the commitments and undertakings of the Commitment Parties hereunder shall automatically terminate. Additionally, the commitments of each Commitment Party with respect to the Senior Bridge Facility shall terminate in the event the Acquisition is consummated without any borrowings under the Senior Bridge Facility.

[Remainder of this page intentionally left blank]

12

The Commitment Parties are pleased to have been given the opportunity to assist you in connection with the financing for the Acquisition.

Very truly yours,

[signature pages follow]

BANK OF AMERICA, N.A.

By	/s/ Sarang Gadkari
	Name:	Sarang Gadkari
	Title:	Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	/s/ Sarang Gadkari
	Name:	Sarang Gadkari
	Title:	Managing Director

[SIGNATURE PAGE TO COMMITMENT LETTER]

BARCLAYS BANK PLC

By	/s/ Joe McGrath
	Name:	Joe McGrath
	Title:	Managing Director

[SIGNATURE PAGE TO COMMITMENT LETTER]

CITIGROUP GLOBAL MARKETS INC.

By	/s/ Caesar W. Wyszomirski
	Name:	Caesar W. Wyszomirski
	Title:	Director

[SIGNATURE PAGE TO COMMITMENT LETTER]

Accepted and agreed to as of
the date first above written:

BEAGLE ACQUISITION CORP.

By	/s/ Neil P. Simpkins
	Name:	Neil P. Simpkins
	Title:	President

[SIGNATURE PAGE TO COMMITMENT LETTER]

CONFIDENTIAL	EXHIBIT A

Project Eagle

Senior Secured Credit Facilities

Senior Unsecured Increasing Rate Bridge Facility

Transaction Description2

It is intended that:

(a) a new entity formed at the direction of the Sponsor will directly or indirectly acquire (the “Acquisition”) the Company pursuant to an Agreement and Plan of Merger, dated as of August 3, 2011 (as amended and in effect from time to time, the “Merger Agreement”), among Beagle Parent Corp. (the “Parent”), Merger Sub and the Company;

(b) the Sponsor and other investors (including certain existing sponsor shareholders previously identified to you (the “Rollover Sponsor”) members of management of the Company) (collectively, the “Investors”) will directly or indirectly contribute to the Borrower an aggregate amount of cash and rollover equity in the Parent (or other direct or indirect parent company of the Company) (which, to the extent in respect of any equity of Holdings or the Borrower other than common stock, shall be on terms reasonably acceptable to the Lead Arrangers) that represents not less than 33% of the sum of (1) the aggregate gross proceeds received from the loans borrowed under the Term Facility, excluding any gross proceeds received from any increase in the loans under the Term Facility, to fund original issue discount or upfront fees, (2) the aggregate gross proceeds received from loans borrowed under the Revolving Facility, excluding any loans to fund original issue discount or upfront fees or working capital needs, (3) the aggregate gross proceeds received from the Senior Notes issued and/or the aggregate gross proceeds received from the Senior Bridge Loans borrowed, as applicable, (4) the aggregate principal amount of any other indebtedness for borrowed money incurred to fund any portion of (or assumed in connection with) the Transactions (as defined below) and (5) the amount of such cash contribution and rollover equity, in each case on the Closing Date (as defined below) (collectively, the “Equity Contribution”);

(c) the Borrower will obtain $1,325 million in senior secured credit facilities, consisting of a $125 million senior secured revolving credit facility (the “Revolving Facility”) and $1,200 million in aggregate principal amount of senior secured term loans (the “Term Facility” and, together with the Revolving Facility, the “Senior Facilities”), having the terms set forth in the Summary of Principal Terms and Conditions attached hereto as Exhibit B (the “Senior Facilities Term Sheet”);

(d) the Borrower will, at its option, either (i) issue an aggregate principal amount of its senior unsecured notes (the “Senior Notes”) generating up to $750 million in gross proceeds in a Rule 144A or other private placement or (ii) to the extent the Borrower does not receive such amount of gross proceeds of Senior Notes on the Closing Date, borrow up to $750 million (minus the amount of gross proceeds from any Senior Notes issuance) of senior unsecured increasing rate loans (the “Senior Bridge Loans”) under a new senior unsecured credit facility (the “Senior Bridge Facility” and, together with the Senior Facilities, the “Facilities”) described in the Summary of Principal Terms and Conditions attached hereto as Exhibit C (the “Senior Bridge Term Sheet”) and which may, under their terms, be converted to

[2]

All capitalized terms used but not defined herein have the meanings given to them in the Commitment Letter to which this Term Sheet is attached, including the Exhibits thereto. In the event any such capitalized term is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit shall be determined by reference to the context in which it is used.

A-1

CONFIDENTIAL	EXHIBIT A

term loans (“Senior Term Loans” or exchanged for debt securities (“Senior Exchange Notes”), in each case, maturing 8 years after the Closing Date;

(e) all indebtedness under the First Lien Credit Agreement and the Second Lien Credit Agreement, each dated as of November 16, 2006 (as amended, restated, supplemented, or modified from time to time prior to the Closing Date, the “Existing Credit Agreements”), among certain subsidiaries of the Company, Citibank, N.A., as administrative agent and collateral agent, the lenders party thereto, and the other agents party thereto, shall have been paid in full, and all commitments, security interests and guaranties in connection therewith shall have been terminated and released; and

(f) all equity interests of any subsidiary of the Company held by the Rollover Sponsors and its affiliates will be acquired by one or more of the Co-Borrowers under the Senior Facilities with the proceeds of the Senior Facilities.

The transactions described above, together with the transactions related thereto, are collectively referred to herein as the “Transactions,” and the transactions described in clause (e) above are collectively referred to herein as the “Refinancing”. This Exhibit A, the Senior Facilities Term Sheet, the Senior Bridge Term Sheet and the Additional Conditions Precedent attached hereto as Exhibit D (the “Additional Conditions”) are collectively referred to herein as the “Term Sheets”. For purposes of this Commitment Letter, “Closing Date” shall mean the date of the initial funding under the Senior Facilities and the consummation of the Acquisition.

A-2

CONFIDENTIAL	EXHIBIT B

Project Eagle

Senior Secured Credit Facilities

Summary of Principal Terms and Conditions3

Borrower:	Either Merger Sub or the Company and, following the Acquisition, the surviving entity of the merger of Merger Sub with and into the Company (the “Borrower”); provided that the Borrower may, in its sole discretion, designate one or more of its direct or indirect wholly owned domestic subsidiaries as co-borrowers (each, a “Co-Borrower”).

Administrative Agent:	Bank of America will act as sole and exclusive administrative agent (in such capacity, the “Administrative Agent”) and collateral agent for a syndicate of banks, financial institutions and institutional lenders excluding any Disqualified Lender (together with the Initial Lenders, the “Lenders”), and will perform the duties customarily associated with such roles.

Joint Bookrunners and Joint Lead Arrangers:	Merrill Lynch, Citi and Barclays Capital will act as joint lead arrangers for the Senior Facilities (the “Lead Arrangers”) and as joint bookrunners, and will perform the duties customarily associated with such roles.

Senior Secured Credit Facilities:	(A) A senior secured term loan B facility (the “Term Facility”) in an aggregate principal amount of $1,200 million plus, at the Borrower’s election, an amount sufficient to fund any OID or upfront fees required to be funded in connection with (x) the “flex” provisions in the Fee Letter or (y) the issuance of the Senior Notes or any other debt securities pursuant to any offering by Merger Sub, the Company or any of their direct or indirect subsidiaries undertaken to finance the Acquisition (the “Securities”) (the loans under the Term Facility, the “Term B Loans” and, together with any loans issued under the Incremental Term Facilities or the Refinancing Term Facilities, the “Term Loans”).

(B) A senior secured revolving credit facility in an aggregate principal amount of $125 million (the “Revolving Facility” and, together with the Term Facility, the “Senior Facilities”),

[3]	All capitalized terms used but not defined herein have the meanings given to them in the Commitment Letter to which this Term Sheet is attached, including the Exhibits thereto. In the event any such capitalized term is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit shall be determined by reference to the context in which it is used.

CONFIDENTIAL	EXHIBIT B

of which up to an amount to be agreed will be available in the form of letters of credit.

In connection with the Revolving Facility, the Senior Administrative Agent (in such capacity, the “Swingline Lender”) will make available to the Borrower a swingline facility under which the Borrower may make short-term borrowings of up to an amount to be agreed. Except for purposes of calculating the Commitment Fee described below, any such swingline borrowings will reduce availability under the Revolving Facility on a dollar-for-dollar basis.

Each Lender under the Revolving Facility shall, promptly upon request by the Swingline Lender, fund to the Swingline Lender its pro rata share of any swingline borrowings.

If any Lender becomes a Defaulting Lender (as defined below) then the swingline exposure of such Defaulting Lender will automatically be reallocated among the non-Defaulting Lenders pro rata in accordance with their commitments under the Revolving Facility up to an amount such that the revolving credit exposure of such non-Defaulting Lender does not exceed its commitments. In the event such reallocation does not fully cover the exposure of such Defaulting Lender, the Swingline Lender may require the Borrower to repay such “uncovered” exposure in respect of the swingline loans and will have no obligation to make new swingline loans to the extent such swingline loans would exceed the commitments of the non-Defaulting Lenders.

“Defaulting Lender” means any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default.”

“Lender Default” means (i) the refusal (which may be given verbally or in writing and has not been retracted) or failure of any Lender to make available its portion of any incurrence of revolving loans or reimbursement obligations required to be made by it, which refusal or failure is not cured within one business day after the date of such refusal or failure; (ii) the failure of any Lender to pay over to the Administrative Agent, any Issuing Bank (as defined below) or any other Lender any other amount required to be paid by it hereunder within one business day of the date when due; (iii) a Lender has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations under the Revolving Facility or under other agreements in which it commits to extend credit; (iv) a Lender has failed, within three Business

CONFIDENTIAL	EXHIBIT B

Days after request by the Administrative Agent, to confirm that it will comply with its funding obligations under the Revolving Facility or (v) a Lender has admitted in writing that it is insolvent or such Lender becomes subject to a Lender-Related Distress Event.

“Lender-Related Distress Event” means, with respect to any Lender or any person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, a voluntary or involuntary case with respect to such Distressed Person under any debt relief law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any governmental authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender- Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interests in any Lender or any person that directly or indirectly controls such Lender by a governmental authority or an instrumentality thereof.

The Borrower may, on or prior to or following the Closing Date, replace or refinance the Revolving Facility with an asset-based revolving credit facility containing borrowing base, eligibility, cash dominion and other asset-based provisions to be mutually agreed with the providers of such facility and those provisions material to the interests of the Lenders, including collateral priority, to be reasonably satisfactory to the Lead Arrangers, in each case, as are usual and customary for facilities of such type and consistent with the Documentation Principles. If such asset-based revolving credit facility is obtained after the Closing Date, the initial borrowing thereunder shall be used to refinance any amounts outstanding under the Revolving Facility (and the commitments thereunder shall be terminated) without premium or penalty. With respect to such asset-based revolving credit facility, the Lead Arrangers will have a right of first refusal to serve in the roles contemplated herein with respect to the Revolving Facility.

Incremental Facilities:	The Senior Facilities Documentation will permit the Borrower to (a) add one or more incremental term loan facilities to the Senior Facilities (each, an “Incremental Term Facility”) and (b) add one or more revolving credit facilities and/or increase commitments under the Revolving Facility (any such revolving credit facility or increase, an

CONFIDENTIAL	EXHIBIT B

“Incremental Revolving Facility”; the Incremental Term Facilities and the Incremental Revolving Facilities are collectively referred to as “Incremental Facilities”); provided that (i) the Borrower is in pro forma compliance with the Financial Covenants (as defined below but (1) assuming the commitments under such Incremental Revolving Facility were fully drawn and (2) excluding the cash proceeds of any borrowing under any such Incremental Facility) contained in the Senior Facilities Documentation, (ii) the Incremental Facilities do not exceed in the aggregate the sum of (A) $300 million plus (B) an unlimited amount at any time so long as the Consolidated First Lien Net Leverage Ratio (as defined below) as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements are internally available, on a pro forma basis after giving effect to such Incremental Facility ((1) assuming all commitments under any such Incremental Revolving Facility were fully drawn and (2) excluding the cash proceeds of any borrowing under any such Incremental Facility), does not exceed 4.00:1.00, (iii) no Lender will be required to participate in any such Incremental Facility, (iv) the Incremental Facilities will rank pari passu in right of payment and security with the other Senior Facilities, (v) the Incremental Term Facilities will have a final maturity no earlier than the final maturity of the Term Facility and any Incremental Revolving Facility will have a final maturity no earlier than the final maturity of the Revolving Facility, (vi) the weighted average life to maturity of any Incremental Term Facility shall be no shorter than that of the Term Facility, (vii) subject to clauses (v) and (vi) above, the amortization schedule applicable to any Incremental Term Facility shall be determined by the Borrower and the lenders thereunder and the Incremental Revolving Facility shall not have amortization, (viii) no event of default shall have occurred and be continuing or would result therefrom, (ix) the all-in yield (whether in the form of interest rate margins, original issue discount, upfront fees or an Adjusted LIBOR or ABR floor greater than 1.25% or 2.25%, respectively, with such increased amount being equated to interest margin for purposes of determining any increase to the applicable interest margin under the Term Facility or Revolving Facility) applicable to any Incremental Facility will be determined by the Borrower and the Lenders providing such Incremental Facility, provided that with respect to any Incremental Term Facility or any Incremental Revolving Facility made on or prior to the date that is 2 years after the Closing Date, the all-in yield will not be more than 0.50% higher than the corresponding all-in yield (after giving effect to interest rate margins (including the Adjusted LIBOR and ABR floors), original issue discount and upfront fees) for the existing Term Facility or Revolving Facility, as the case

CONFIDENTIAL	EXHIBIT B

may be, unless the interest rate margins with respect to the existing Term Facility or Revolving Facility, as the case may be, are increased by an amount equal to the difference between the all-in yield with respect to the Incremental Facility and the corresponding all-in yield on the existing Term Facility or Revolving Facility, as the case may be, minus 0.50% and (x) except as otherwise required or permitted in clauses (i) through (ix) above, all other terms of such Incremental Facility, if not consistent with the terms of the existing Term Facility or Revolving Facility, as the case may be, shall be reasonably satisfactory to the Administrative Agent. The Borrower may seek commitments in respect of the Incremental Facilities from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and additional banks, financial institutions and other institutional lenders (in the case of such additional banks, financial institutions and other institutional lenders, subject to the consent of Administrative Agent, and in the case of an Incremental Revolving Facility, the Swingline Lender and each Issuing Bank (in each case, not to be unreasonably withheld or delayed) if such consent is required under “Assignments and Participations”) who will become Lenders in connection therewith. No Lender shall be under any obligation to provide any portion of any requested Incremental Facilities.

Refinancing Facilities:	The Senior Facilities Documentation will permit the Borrower to refinance loans under the Term Facility or commitments under the Revolving Facility from time to time, in whole or part, with one or more new term facilities (each, a “Refinancing Term Facility”) or new revolving credit facilities (each, a “Refinancing Revolving Facility”; the Refinancing Term Facilities and the Refinancing Revolving Facilities are collectively referred to as “Refinancing Facilities”), respectively, under the Senior Facilities Documentation with the consent of the Borrower, the Administrative Agent and the lenders providing such Refinancing Term Facility or Refinancing Revolving Facility or in the case of loans refinancing the Term Facility, with one or more additional series of senior unsecured or senior subordinated notes or loans or senior secured loans or notes that will be secured by the Collateral on a pari passu basis with the Senior Facilities or junior lien secured notes or loans that will be secured on a subordinated basis to the Senior Facilities (and such notes or loans, “Refinancing Notes” and, together with the Refinancing Facilities, the “Refinancing Debt”); provided that (i) any Refinancing Term Facility or Refinancing Notes do not mature prior to the maturity date of, or have a shorter weighted average life than, loans under the Term Facility being refinanced, (ii) any Refinancing Revolving Facility does not mature prior to the maturity date

CONFIDENTIAL	EXHIBIT B

of the revolving commitments being refinanced, (iii) the other terms and conditions of such Refinancing Term Facility, Refinancing Revolving Facility or Refinancing Notes (excluding pricing, fees, rate floors and optional prepayment or redemption terms) are substantially identical to, or (taken as a whole) are no more favorable to the lenders providing such Refinancing Term Facility, Refinancing Revolving Facility or Refinancing Notes, as applicable, than, those applicable to the Term Facility or revolving commitments being refinanced (except for covenants or other provisions applicable only to periods after the latest final maturity date of the Term Facility and revolving credit commitments existing at the time of such refinancing) and (iv) any secured Refinancing Debt shall be subject to an intercreditor agreement on terms reasonably acceptable to the Administrative Agent.

Purpose:	(A) The proceeds of the Term Facility will be used by the Borrower on the Closing Date, together with the proceeds of the Senior Notes and/or Senior Bridge Loans, borrowings under the Revolving Facility, the Equity Contribution and certain cash available on the balance sheet of the Company, solely to pay the consideration for the Acquisition, to refinance existing indebtedness of the Company and its subsidiaries (including accrued and unpaid interest and applicable premiums) and to pay costs and expenses related to the Transactions.

(B) The letters of credit and the proceeds of loans under the Revolving Facility (except as set forth below) will be used by the Borrower and its subsidiaries solely for working capital and general corporate purposes (including permitted acquisitions); provided that the amount of the Revolving Facility utilized to pay amounts owing to finance the Acquisition or the Refinancing or to pay costs and expenses related to the Transactions on the Closing Date shall be subject to the limitation set forth below.

Availability:	(A) The Term Facility will be available in a single drawing on the Closing Date. Amounts borrowed under the Term Facility that are repaid or prepaid may not be reborrowed.

(B) Loans under the Revolving Facility will be made available on the Closing Date (i) in an aggregate principal amount up to $50 million (a) to finance the Transactions and fees and expenses related to the Transactions (including to fund original issue discount or upfront fees in connection with the Senior Facilities other than as required to be funded under the “market flex” provisions of the fee letter) and (b) for working capital needs and (ii) to fund any or all original issue discount or upfront fees in connection with the Senior

CONFIDENTIAL	EXHIBIT B

Facilities required to be funded under the “market flex” provisions in the Fee Letter or in connection with the issuance of the Senior Notes or any other Securities on the Closing Date.

Letters of credit may be issued on the Closing Date to backstop or replace letters of credit outstanding on the Closing Date (including by “grandfathering” such existing letters of credit in the Revolving Facility) or for other general corporate purposes.

Loans under the Revolving Facility will be available at any time prior to the final maturity of the Revolving Facility, in minimum principal amounts to be agreed. Amounts repaid under the Revolving Facility may be reborrowed.

Interest Rates and Fees:	As set forth on Annex I hereto.

Default Rate:	Any principal or interest payable under or in respect of the Senior Facilities not paid when due shall bear interest at the applicable interest rate plus 2% per annum. Other overdue amounts shall bear interest at the interest rate applicable to ABR loans plus 2% per annum.

Letters of Credit:	Letters of credit under the Revolving Facility will be issued by the Administrative Agent and/or another Lender under the Revolving Facility reasonably acceptable to the Borrower and the Administrative Agent (each, an “Issuing Bank”). Each letter of credit shall expire not later than the earlier of (a) 12 months after its date of issuance and (b) the fifth business day prior to the final maturity of the Revolving Facility; provided that any letter of credit may provide for renewal thereof for additional periods of up to 12 months (which in no event shall extend beyond the date referred to in clause (b) above).

Drawings under any letter of credit shall be reimbursed by the Borrower within no more than one business day after notice of drawing is delivered. To the extent that the Borrower does not reimburse the Issuing Bank within one business day, the Lenders under the Revolving Facility shall be irrevocably obligated to reimburse the Issuing Bank pro rata based upon their respective Revolving Facility commitments.

If any Lender becomes a “Defaulting Lender”, then the letter of credit exposure of such Defaulting Lender will automatically be reallocated among the non-Defaulting Lenders pro rata in accordance with their commitments under the Revolving Facility up to an amount such that the revolving credit exposure of such non-Defaulting Lender

CONFIDENTIAL	EXHIBIT B

does not exceed its commitments. In the event that such reallocation does not fully cover the letter of credit exposure of such Defaulting Lender, the applicable Issuing Bank may require the Borrower to cash collateralize such “uncovered” exposure in respect of each outstanding letter of credit and will have no obligation to issue new letters of credit, or to extend, renew or amend existing letters of credit to the extent letter of credit exposure would exceed the commitments of the non-Defaulting Lenders, unless such “uncovered” exposure is cash collateralized to the Issuing Bank’s reasonable satisfaction.

Final Maturity and Amortization:	(A) Term Facility

The Term Facility will mature on the date that is seven years after the Closing Date and will amortize in equal quarterly installments in aggregate annual amounts equal to 1% of the original principal amount of the Term Facility, with the balance payable on the final maturity date; provided that the Senior Facilities Documentation shall provide the right for individual Lenders to agree to extend the maturity date of their outstanding Term Loans upon the request of the Borrower and without the consent of any other Lender (it being understood that each Lender under the tranche that is being extended shall have the opportunity to participate in such extension on the same terms and conditions as each other Lender under such tranche).

(B) Revolving Facility

The Revolving Facility will mature on the date that is five years after the Closing Date; provided that the Senior Facilities Documentation shall provide the right for individual Lenders to agree to extend the maturity date of their Revolving Commitments upon the request of the Borrower and without the consent of any other Lender (it being understood that each Revolving Lender under the tranche that is being extended shall have the opportunity to participate in such extension on the same terms and conditions as each other Revolving Lender under such tranche).

Guarantees:	All obligations of the Borrower (the “Borrower Obligations”) under the Senior Facilities and under any interest rate protection or other hedging arrangements entered into with a Lender or any affiliate of a Lender at the time of the entering into of such arrangements (“Hedging Obligations”) and under any cash management arrangements entered into with a Lender or any affiliate of a Lender at the time of the entering into of such arrangements (“Cash

CONFIDENTIAL	EXHIBIT B

Management Obligations”) will be unconditionally guaranteed jointly and severally on a senior secured basis (the “Guarantees”) by the direct parent company of the Borrower (“Holdings”) and, except to the extent prohibited or restricted by applicable law whether on the Closing Date or thereafter or by contract existing on the Closing Date or, with respect to subsidiaries acquired after the Closing Date, by contract existing when such subsidiary was acquired (including any requirement to obtain the consent of any governmental authority or third party) or resulting in material adverse tax consequences as reasonably determined by Borrower in consultation with the Administrative Agent, each existing and subsequently acquired or organized direct or indirect wholly-owned U.S. subsidiary of the Borrower (other than any direct or indirect U.S. subsidiary of a direct or indirect non-U.S. subsidiary of the Borrower, any U.S. subsidiary that is a disregarded entity for U.S. federal income tax purposes substantially all of whose assets consist of capital stock and/or indebtedness of one or more foreign subsidiaries and any other assets incidental thereto, any unrestricted subsidiaries, captive insurance companies, not-for-profit subsidiaries, special purpose entities and immaterial subsidiaries (defined in a manner to be agreed)) (the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors”). Any guarantees to be issued in respect of the Senior Notes or the Senior Bridge Facility shall be pari passu in right of payment with the obligations under the Guarantees.

Security:	The Borrower Obligations, the Guarantees, any Hedging Obligations and any Cash Management Obligations will be secured by substantially all of the present and after-acquired assets of the Borrower and each Guarantor (collectively, the “Collateral”), including but not limited to: (a) a perfected pledge of all of the capital stock of the Borrower, (b) a perfected pledge of all the capital stock directly held by the Borrower or any Guarantor in any material wholly-owned restricted subsidiary (which pledge, in the case of the capital stock of any foreign subsidiary of a U.S. entity or of a U.S. entity that is a disregarded entity for U.S. federal income tax purposes substantially all of whose assets consist of capital stock and/or indebtedness of one or more foreign subsidiaries and any other assets incidental thereto, shall be limited to 65% of the stock of such foreign subsidiary or such U.S. entity, as the case may be) and (c) perfected security interests (subject to permitted liens to be agreed) in, and mortgages on, substantially all other tangible and intangible assets of the Borrower and each Guarantor (including accounts receivable, inventory, equipment, general intangibles, investment property, intellectual property, material fee-owned real

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property), material intercompany notes and proceeds of the foregoing.

Notwithstanding the foregoing, (a) the Collateral shall not include: (i) any immaterial fee-owned real property and any leasehold interest (it being understood there shall be no requirement to obtain any landlord waivers, estoppels or collateral access letters), (ii) perfection of motor vehicles and other assets subject to certificates of title, (iii) all commercial tort claims below a threshold to be agreed, (iv) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security interest in any such license, franchise, charter or authorization is prohibited or restricted thereby, (v) pledges and security interests prohibited or restricted by applicable law (including any requirement to obtain the consent of any governmental authority or third party), (vi) margin stock and equity interests in any person other than wholly-owned restricted subsidiaries (but excluding immaterial subsidiaries and other excluded subsidiaries (to be defined consistent with the Documentation Principles)), (vii) any lease, license or agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition and, (viii) any assets to the extent a security interest in such assets would result in material adverse tax consequences as reasonably determined by the Borrower in consultation with the Administrative Agent, (ix) letter of credit rights, except to the extent constituting a support obligation for other Collateral as to which perfection of the security interest in such other Collateral is accomplished solely by the filing of a UCC financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a Uniform Commercial Code financing statement), (x) cash and cash equivalents (other than proceeds of Collateral as to which perfection of the security interest in such proceeds is accomplished solely by the filing of a UCC financing statement), deposit and securities accounts (including securities entitlements and related assets) and any other assets requiring perfection through control agreements or perfection by “control” (other than in respect of certificated equity interests in the Borrower and material wholly-owned Restricted Subsidiaries otherwise

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required to be pledged) shall not be required with respect to any Collateral (including without limitation deposit accounts, other bank or securities accounts, etc.) and (xi) any intent-to-use application trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law; and (b) no actions in any non-U.S. jurisdiction shall be required in order to create any security interests in assets located or titled outside of the U.S. or to perfect any security interests in such assets, including any intellectual property registered in any non-U.S. jurisdiction (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction). In each applicable instance in this paragraph and the preceding paragraph, materiality shall be determined in a manner to be mutually agreed.

Notwithstanding the foregoing, (a) assets will be excluded from the Collateral in circumstances where the cost of obtaining a security interest in such assets exceeds the practical benefit to the Lenders afforded thereby as reasonably determined by the Administrative Agent (in consultation with the Borrower), and (b) the requirements of the preceding two paragraphs shall be subject to the Certain Funds Provision.

Mandatory Prepayments:	Revolving Facility: None, subject to customary prepayment requirements if borrowings under the Revolving Facility exceed the commitments thereunder.

Term Facility: Loans under the Term Facility shall be prepaid with (a) 50% of Excess Cash Flow (to be defined in a manner consistent with the Documentation Principles) for each fiscal year of the Borrower (commencing with the first full fiscal year completed after the Closing Date) with step-downs to 25% and 0% based upon achievement of Consolidated First Lien Net Leverage Ratio levels to be agreed, respectively, provided that (i) voluntary prepayments of the loans under the Term Facility and the loans under the Revolving Facility (to the extent accompanied by a permanent reduction of the corresponding commitment) made during such fiscal year or after year-end and prior to the time such Excess Cash Flow prepayment is due will reduce the amount of Excess Cash Flow prepayments required for such fiscal year on a dollar-for-dollar basis (in the case of loans prepaid at a discount to par, with such reduction of the amount of Excess Cash Flow prepayments being equal to the amount of cash spent to make such

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prepayment (as opposed to the face amount of the loans so prepaid) and (ii) Excess Cash Flow shall be reduced for, among other things, cash used for capital expenditures, permitted investments, permitted acquisitions and certain restricted payments to be agreed, in each case, to the extent financed with internally generated funds and made during such fiscal year; (b) 100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property by the Borrower and its restricted subsidiaries (including casualty insurance and condemnation proceeds, but with exceptions for sales of inventory and other ordinary course dispositions, obsolete or worn-out property, property no longer useful in the business and other exceptions to be set forth in the Senior Facilities Documentation) in excess of an amount to be agreed and, subject to the right of the Borrower to reinvest if such proceeds are reinvested (or committed to be reinvested) within 12 months and, if so committed to reinvestment, reinvested no later than 180 days after the end of such 12-month period, and other exceptions to be agreed upon and (c) 100% of the net cash proceeds of issuances of debt obligations of the Borrower and its restricted subsidiaries (except the net cash proceeds of any permitted debt other than Refinancing Debt).

Within the Term Facility, mandatory prepayments shall be applied to the scheduled installments of principal of the Term Facility in direct order of maturity. Mandatory prepayments in clauses (a) and (b) above shall be subject to limitations to the extent required to be made from cash at non-U.S. restricted subsidiaries, the repatriation of which would result in material adverse tax consequences or would be prohibited or restricted by applicable law.

Voluntary Prepayments and Reductions in Commitments:	Voluntary reductions of the unutilized portion of the Senior Facilities commitments and prepayments of borrowings will be permitted at any time (subject to customary notice requirements), in minimum principal amounts to be agreed, without premium or penalty, subject to reimbursement of the Lenders’ redeployment costs in the case of a prepayment of Adjusted LIBOR borrowings prior to the last day of the relevant interest period. All voluntary prepayments of the Term Loans will be applied to the relevant Term Loan and the installments thereof as directed by the Borrower (and absent such direction, in direct order of maturity thereof).

Senior Facilities Documentation:	The Facilities Documentation for the Senior Facilities (the “Senior Facilities Documentation”) shall be negotiated in good faith to finalize the Senior Facilities Documentation, giving effect to the Certain Funds Provision, as promptly as reasonably practicable, shall be based on the definitive

CONFIDENTIAL	EXHIBIT B

documentation for Weather Channel, as recently amended and restated (or, if requested by Merger Sub, another mutually acceptable precedent of the Sponsor or the Rollover Sponsor), shall contain the terms and conditions set forth in this Exhibit B and, to the extent any terms are not set forth in this Exhibit B, shall otherwise be usual and customary for transactions of this kind, reflecting the operational and strategic requirements of the Company and its subsidiaries in light of their size, industries, practices and the Sponsor’s proposed business plan (collectively, the “Documentation Principles”). The Senior Facilities Documentation for the Senior Facilities shall contain only those payments, conditions to borrowing, mandatory prepayments, representations, warranties, covenants and events of default expressly set forth in this Exhibit B, in each case, applicable to the Borrower and its restricted subsidiaries (and, where indicated, Holdings), and with standards, qualifications, thresholds, exceptions, “baskets” and grace and cure periods consistent with the Documentation Principles as applied to transactions of this kind.

Representations and Warranties:	Limited to the following (to be applicable to the Borrower and its restricted subsidiaries): organization; existence, qualification and power; compliance with laws; authorization; no contravention (including third party consents); governmental authorization; binding effect; financial statements; no material adverse effect (after the Closing Date); litigation; labor matters; ownership of property; environmental matters; taxes; ERISA compliance; subsidiaries; margin regulations; Investment Company Act; disclosure; intellectual property; projections; creation, validity and perfection of security interests in the Collateral (subject to permitted liens and the Certain Funds Provision); status as senior debt (if applicable); no material undisclosed liabilities; anti-terrorism laws; and solvency at closing.

Conditions Precedent to Initial Borrowing:	Subject to the Certain Funds Provision, the initial borrowings under the Senior Facilities on the Closing Date will be subject only to the Funding Conditions.

Conditions Precedent to all Borrowings:	Delivery of notice, accuracy of representations and warranties in all material respects (subject on the Closing Date to the Certain Funds Provision) and, except for the initial borrowings under the Senior Facilities on the Closing Date, absence of defaults.

Affirmative Covenants:	Limited to the following (to be applicable to the Borrower and its restricted subsidiaries): quarterly and annual financial statements (with annual financial statements accompanied by an opinion of an independent accounting firm (which opinion shall not contain any going concern qualification));

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certificates; other information; notices; payment of taxes; preservation of existence; maintenance of properties; maintenance of insurance; use of commercially reasonable efforts to obtain and maintain corporate and facility ratings; compliance with laws; books and records; inspection rights; covenant to guarantee obligations and give security; further assurances as to security; compliance with environmental laws; annual budget; material changes in nature of business; changes in fiscal year; use of proceeds; and designation of subsidiaries.

Negative Covenants:	Limited to the following (to be applicable to the Borrower and its restricted subsidiaries and, in the case of the passive holding company covenant set forth below, Holdings): liens (which shall permit liens securing any Refinancing Debt and any Incremental Facilities); investments (including acquisitions, loans, etc.); debt (which shall permit any Refinancing Debt and any Incremental Facilities); fundamental changes; dispositions; restricted payments; transactions with affiliates; restrictions on negative pledge clauses; prepaying and amending material subordinated debt; and Holdings incurring material liabilities, owning material assets or conducting material business other than as a passive holding company. Certain baskets and exceptions to the foregoing covenants shall be agreed.

The Borrower or any restricted subsidiary will be permitted to make acquisitions (each, a “Permitted Acquisition”) so long as (a) the Borrower would be in compliance (on a pro forma basis after giving effect to such acquisition and any other acquisition, disposition, debt incurrence, debt retirement and customary pro forma adjustments, including pro forma cost savings and synergy addbacks, to be agreed) with the Financial Covenants recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, and (b) subject to the limitations set forth in “Guarantees” and “Security” above, the acquired company and its subsidiaries (other than any designated as an unrestricted subsidiary) will become Guarantors and pledge their Collateral to the Administrative Agent to the extent required by the Senior Facilities Documentation. With respect to acquisitions of entities that do not become Guarantors, consideration provided by the Borrower or a Guarantor will be limited to an aggregate amount not to exceed an amount equal to the sum of (x) an amount to be agreed and (y) available “Cumulative Credit” amounts (to be defined in a manner consistent with the Documentation Principles).

CONFIDENTIAL	EXHIBIT B

So long as no event of default has occurred and is then continuing, the Borrower and any restricted subsidiary will be permitted to (a) incur indebtedness subject to compliance on a pro forma basis with (i) the Financial Covenants in the Senior Facilities Documentation (recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available), (ii) a Total Net Leverage Ratio (to be defined in a manner consistent with the Documentation Principles and, in any case, to be determined net of all unrestricted cash and cash equivalents, but to exclude the cash proceeds from the indebtedness being incurred) of 6.25:1.00 and (iii) if such indebtedness (or other permitted indebtedness) is to be secured, a Secured Net Leverage Ratio (to be defined in a manner consistent with the Documentation Principles and, in any case, to be determined net of all unrestricted cash and cash equivalents, but to exclude the cash proceeds from the indebtedness being incurred) of 4.00:1.00, subject to the execution and delivery of pari passu or junior lien intercreditor agreements; provided that with respect to any such secured indebtedness incurred pursuant to clause (iii) above, such indebtedness shall (A) have a maturity at least 91 days after the latest date of maturity of the Senior Facilities, (B) in the event such indebtedness is incurred or guaranteed on a secured basis by the Borrower or a Guarantor, be in the form of debt securities or indebtedness that is not a credit facility that could have been incurred as an Incremental Facility under the Senior Facilities Documentation, and (C) have terms and conditions (other than pricing, rate floors, discounts, fees, and optional redemption provisions) that are not materially less favorable (when taken as a whole) to the Borrower than the terms and conditions of the Senior Facilities Documentation (when taken as a whole); provided further that any such indebtedness incurred pursuant to clause (a) above by a restricted subsidiary that is not a Guarantor shall be capped at an amount to be agreed and (b) make unlimited non-ordinary course asset sales subject to fair market value, the consideration for such sales being at least 75% cash consideration and compliance, if required, with the mandatory prepayment provisions.

Financial Covenants:	Limited to the following financial maintenance covenants (the “Financial Covenants”) solely for the benefit of the Revolving Facility: (i) a maximum Consolidated First Lien Net Leverage Ratio (to be defined in a manner consistent with the Documentation Principles and, in any case, to be determined net of all unrestricted cash and cash equivalents) and (ii) a minimum Consolidated Cash Interest Coverage Ratio (to be defined in a manner consistent with the Documentation Principles), in each case to be set at levels as mutually agreed. The Term Facility shall not have the

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benefit of, or any rights with respect to, the Financial Covenants (including, without limitation, as to amendments, modifications and waivers).

The foregoing Financial Covenants will be tested quarterly with respect to the Borrower and its restricted subsidiaries on a consolidated basis, with the first covenant test to commence with the first full fiscal quarter ending after the Closing Date, and will be subject to customary equity cure provisions.

Unrestricted Subsidiaries:	The Senior Facilities Documentation will contain provisions pursuant to which, subject to customary limitations on investments, loans, advances to, and other investments in, unrestricted subsidiaries, the Borrower will be permitted to designate any existing or subsequently acquired or organized subsidiary as an “unrestricted subsidiary” and subsequently re-designate any such unrestricted subsidiary as a restricted subsidiary, provided that after giving effect to such designation, the Borrower is in pro forma compliance with the Financial Covenants. Unrestricted subsidiaries will not be subject to the representations and warranties, affirmative or negative covenants or event of default provisions of the Senior Facilities Documentation and the results of operations and indebtedness of unrestricted subsidiaries will not be taken into account for purposes of determining any financial ratio or covenant contained in the Senior Facilities Documentation.

Events of Default:	Limited to the following (to be applicable to the Borrower and its restricted subsidiaries): nonpayment of principal, interest or fees (with grace periods for interest, fees and other amounts); failure to perform negative covenants and the Financial Covenants (and affirmative covenants to provide notice of default or maintain the Borrower’s corporate existence); failure to perform other covenants subject to a 30-day cure period after notice by the Administrative Agent; any representation or warranty incorrect in any material respect when made; cross-default and cross-acceleration to other indebtedness, subject to a threshold amount; bankruptcy or insolvency proceedings; monetary judgment, subject to a threshold amount; ERISA events, subject to material adverse effect; invalidity (actual or asserted in writing by the Borrower) of the Senior Facilities Documentation or material portion of Collateral; and change of control (to include a pre- and post-initial public offering provision); provided that, notwithstanding anything to the contrary in the Senior Facilities Documentation, a breach of the Financial Covenants will not constitute an Event of Default for purposes of the Term Facility (or any other facility other than the Revolving Facility), and the Lenders under the Term

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Facility (or any other facility other than the Revolving Facility) will not be permitted to exercise any remedies with respect to an uncured breach of the Financial Covenants until the date, if any, on which the commitments under the Revolving Facility have been terminated and the loans under the Revolving Facility have been accelerated as a result of such breach.

Voting:	Amendments and waivers of the Senior Facilities Documentation will require the approval of Lenders holding more than 50% of the aggregate principal amount of the loans and commitments under the Senior Facilities (the “Required Bank Lenders”), except that the consent of each Lender directly adversely affected thereby shall be required with respect to (a) increases in the commitment of such Lender, (b) reductions of principal, interest or fees, (c) extensions of final maturity or the due date of any interest or fee payment, (d) releases of all or substantially all Guarantors or all or substantially all of the Collateral, and (e) changes in voting thresholds. Defaulting Lenders will be subject to the suspension of certain voting rights. Notwithstanding the foregoing, (i) amendments and waivers of the Financial Covenants (or any of financial definitions included in the Financial Covenants) will require only the consent of Lenders holding more than 50% of the aggregate commitments and loans under the Revolving Facility and no other consents or approvals shall be required, and (ii) amendments and waivers of the Senior Facilities Documentation that affect solely the Lenders under the Revolving Facility or any Incremental Facility (including waiver or modification of conditions to extensions of credit under the Revolving Facility, the availability and conditions to funding of any Incremental Facility, pricing and other modifications), will require only the consent of Lenders holding more than 50% of the aggregate commitments or loans, as applicable, under such Revolving Facility or Incremental Facility) and no other consents or approvals shall be required.

The Senior Facilities Documentation will permit amendments thereof without the approval or consent of the Lenders to effect a permitted “repricing transaction” (i.e., a transaction in which any tranche of Term Loans is refinanced with a replacement tranche of term loans, or is modified with the effect of, bearing a lower rate of interest) other than any Lender holding Term Loans subject to such “repricing transaction” that will continue as a Lender in respect of the repriced tranche of Term Loans or modified Term Loans.

For the avoidance of doubt, the Senior Facilities Documentation may be amended in order to modify any

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provision relating to pro rata sharing of payments among the Lenders (and, in any case, any provision requiring pro rata payments or sharing of payments in connection with “amend and extend” transactions) with the consent of the Required Bank Lenders.

Cost and Yield Protection:	The Senior Facilities Documentation shall contain customary provisions (a) protecting the Lenders against increased costs or loss of yield resulting from changes in reserve, capital adequacy and other requirements of law and from the imposition of or changes in certain withholding or other taxes and (b) indemnifying the Lenders for “breakage costs” incurred in connection with, among other things, any prepayment of a LIBOR borrowings on a day other than the last day of an interest period with respect thereto, it being understood that there will be a customary exception to be agreed to the gross-up obligations for U.S. federal withholding taxes imposed as a result of any failure of a Lender to comply with the procedures, certifications, information reporting, disclosure or other related requirements of newly enacted Sections 1471-1474 of the Internal Revenue Code of 1986, as amended (and any regulations promulgated thereunder or published administrative guidance issued pursuant thereto), and any amended or successor version that is substantively comparable.

Assignments and Participations:	The Lenders will be permitted to assign (other than to any Disqualified Lender) (a) loans under the Term Facility with the consent of the Borrower (not to be unreasonably withheld or delayed) and (b) loans and commitments under the Revolving Facility with the consent of the Borrower (not to be unreasonably withheld), the Swingline Lender and the Issuing Bank; provided that (i) no consent of the Borrower shall be required in the case of (A) the Term Facility only, if such assignment is made to another Lender or an affiliate or approved fund of a Lender or in connection with the initial syndication (subject to the terms of the Commitment Letter), (B) the Revolving Facility only, if such assignment is made to another Lender that is a Lender under the Revolving Facility, or (C) after the occurrence and during the continuance of a payment or bankruptcy (with respect to the Borrower) Event of Default and (ii) in the case of the Term Facility only, the Borrower shall be deemed to have consented to an assignment if the Borrower does not object within 10 business days of a request therefor. All assignments will require the consent of the Administrative Agent, not to be unreasonably withheld or delayed. Each assignment will be in an amount of an integral multiple of $1,000,000 with respect to the Term Facility and $5,000,000 with respect to the Revolving Facility or, in each case, if less,

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all of such Lender’s remaining loans and commitments of the applicable class. Assignments will be by novation and will not be required to be pro rata among the Senior Facilities. An assignment fee in the amount of $3,500 shall be paid by the respective assignor or assignee to the Administrative Agent.

The Lenders will be permitted to sell participations (other than to any Disqualified Lender) in loans and commitments without consent being required, subject to customary limitations. Voting rights of participants shall be limited to matters in respect of (a) increases in commitments participated to such participants, (b) reductions of principal, interest or fees, (c) extensions of final maturity or the due date of any amortization, interest or fee payment, (d) releases of the guarantees of all or substantially all Guarantors or all or substantially all of the Collateral, and (e) changes in voting thresholds.

The Senior Facilities Documentation shall provide that the Term Loans may be purchased by and assigned to the Sponsor or any Non-Debt Fund Affiliates (as defined below) on a non-pro rata basis through (a) open market purchases and/or (b) Dutch auctions open to all Lenders on a pro rata basis in accordance with customary procedures to be agreed; provided that (w) Term Loans owned or held by the Sponsor or any Non-Debt Fund Affiliate shall be excluded in the determination of any Required Bank Lender vote, (x) Term Loans owned or held by the Sponsor and any Non-Debt Fund Affiliates shall not, in the aggregate, exceed 20% of the Term Facility, (y) the Sponsor and any Non-Debt Fund Affiliates shall not be permitted to attend any “lender-only” conference calls or meetings or receive any related “lender-only” information and (z) solely in the case of such Dutch auctions, the Sponsor and any Non-Debt Fund Affiliates shall provide either a customary representation and warranty as to no material non-public information at the time of such purchase and assignment or a statement that such representation cannot be made at such time.

In addition, the Senior Facilities Documentation shall provide that the Term Loans and/or commitments under the Revolving Facility may be purchased by and assigned to any Debt Fund Affiliate (as defined below) on a non-pro rata basis through (a) open market purchases and/or (b) Dutch auctions open to all Lenders on a pro rata basis in accordance with customary procedures; provided that for any Required Bank Lender vote, Debt Fund Affiliates may not, in the aggregate, account for more than 50% of the amounts included in determining whether the Required Bank Lenders have consented to any amendment or waiver.

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As used herein:

“Non-Debt Fund Affiliate” means any affiliate of Holdings other than (i) Holdings or any subsidiary of Holdings, (ii) any Debt Fund Affiliates and (iii) any natural person.

“Debt Fund Affiliates” means (i) any fund managed by, or under common management with GSO Capital Partners LP (collectively, “GSO”), (ii) any fund managed by GSO Debt Funds Management LLC, Blackstone Debt Advisors L.P., Blackstone Distressed Securities Advisors L.P., Blackstone Mezzanine Advisors L.P. or Blackstone Mezzanine Advisors II L.P. and (iii) any other affiliate of Holdings that is a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course.

In addition, the Senior Facilities Documentation shall provide that so long as no default or event of default is continuing, Term Loans may be purchased by and assigned to Holdings or any of its subsidiaries on a non- pro rata basis through (a) open market purchases and/or (b) Dutch auctions open to all Lenders on a pro rata basis in accordance with customary procedures to be agreed; provided that any such Term Loans shall be automatically and permanently cancelled immediately upon acquisition thereof by Holdings or any of its subsidiaries.

The Senior Facilities Documentation will contain customary provisions allowing the Borrower to replace a Lender or terminate the commitment of a Lender and prepay that Lender’s outstanding Loans in full in connection with amendments and waivers requiring the consent of all Lenders or of all Lenders directly adversely affected thereby (so long as the Required Lenders have approved the amendment or waiver), increased costs, taxes, etc. and Defaulting Lenders.

Expenses and Indemnification:	The Borrower shall pay (a) if the Closing Date occurs, all reasonable and documented out-of-pocket expenses of the Administrative Agent and the Lead Arrangers incurred on or after the Closing Date (within 30 days of a written request therefor, together with backup documentation supporting such reimbursement request) associated with the syndication of the Senior Facilities and the preparation, execution, delivery and administration of the Senior Facilities Documentation and any amendment or waiver with respect thereto (but limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one counsel to the Administrative Agent and the

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Lead Arrangers taken as a whole and, if necessary, of one local counsel in any relevant material jurisdiction) and (b) if the Closing Date occurs, all reasonable and documented out-of-pocket expenses of the Administrative Agent within 30 days of a written demand therefor, together with backup documentation supporting such reimbursement request (but limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one counsel to the Administrative Agent and the Lenders taken a whole, and, if necessary, of one local counsel in any relevant material jurisdiction) in connection with the enforcement of the Senior Facilities Documentation or protection of rights thereunder.

The Administrative Agent, the Lead Arrangers and the Lenders (and their affiliates and their respective officers, directors, employees, partners, agents, advisors and other representatives) (each, an “indemnified person”) will be indemnified for and held harmless against, any losses, claims, damages, liabilities or expenses (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to the indemnified persons taken as a whole and, solely in the case of an actual conflict of interest, one additional counsel to the affected indemnified persons taken as a whole, and, if reasonably necessary, one local counsel in any relevant material jurisdiction) incurred in respect of the Senior Facilities or the use or the proposed use of proceeds thereof, except to the extent they arise from the gross negligence, bad faith or willful misconduct of, or material breach of the Senior Facilities Documentation by, the relevant indemnified person or any of its affiliates or their respective officers, directors, employees, partners, agents, advisors or other representatives as determined by a final, non-appealable judgment of a court of competent jurisdiction or any dispute solely among the indemnified persons (other than claims against a Lead Arranger in its capacity or in fulfilling its role as the Administrative Agent or arranger or any similar role under the Senior Facility and other than any claims arising out of any act or omission of the Borrower, the Sponsor, or any of their affiliates), provided that the Borrower shall not be liable for any indirect, special, punitive or consequential damages (other than in respect of any such damages required to be indemnified pursuant to the indemnification provisions).

Governing Law and Forum:	New York.

Counsel to the Commitment Parties and Lead Arrangers:	Cahill Gordon & Reindel LLP.

CONFIDENTIAL	ANNEX I TO EXHIBIT B

Interest Rates:	The interest rates under the Senior Facilities will be as follows:

Revolving Facility

At the option of the Borrower, initially, Adjusted LIBOR plus 4.50% or ABR plus 3.50%.

From and after the delivery by the Borrower to the Administrative Agent of the Borrower’s financial statements for the period ending at least one full fiscal quarter following the Closing Date, interest rates under the Revolving Facility shall be subject to at least one 25 basis points reduction on a pricing grid to be determined based upon the Consolidated First Lien Net Leverage Ratio set forth in the applicable officer’s certificate and shall be as agreed upon between the Borrower and the Administrative Agent.

Term Facility

At the option of the Borrower, initially, Adjusted LIBOR plus 4.75% or ABR plus 3.75%.

From and after the delivery by the Borrower to the Administrative Agent of the Borrower’s financial statements for the period ending at least one full fiscal quarter following the Closing Date, interest rates under the Term Facility shall be subject to one 25 basis points reduction on a pricing grid to be determined based upon the Consolidated First Lien Net Leverage Ratio set forth in the applicable officer’s certificate and shall be as agreed upon between the Borrower and the Administrative Agent.

All Facilities

The Borrower may elect interest periods of 1, 2, 3 or 6 months (or, if agreed by all relevant Lenders, 9 or 12 months or a shorter period) for LIBOR borrowings.

Calculation of interest shall be on the basis of the actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans based on the Prime Rate) and interest shall be payable (i) in the case of LIBOR loans, at the end of each interest period and, in any event, at least every 3 months and (ii) in the case of ABR loans, quarterly in arrears.

ABR is the Alternate Base Rate, which is the highest of the Administrative Agent’s Prime Rate, the Federal Funds Effective Rate plus 1/2 of 1.00%, and one-month Adjusted LIBOR plus 1.00%, subject, solely in the case of the Term Facility, to a floor of 2.25%.

I-B-1

CONFIDENTIAL	EXHIBIT B

Adjusted LIBOR is the London interbank offered rate for dollars, adjusted for customary Eurodollar reserve requirements, if any, and subject, solely in the case of the Term Facility, to a floor of 1.25%.

Letter of Credit Fee:	A per annum fee equal to the spread over Adjusted LIBOR under the Revolving Facility will accrue on the aggregate face amount of outstanding letters of credit under the Revolving Facility, payable in arrears at the end of each quarter and upon the termination of the Revolving Facility, in each case for the actual number of days elapsed over a 360-day year. Such fees shall be distributed to the Lenders participating in the Revolving Facility pro rata in accordance with the amount of each such Lender’s Revolving Facility commitment. In addition, the Borrower shall pay to the Issuing Bank, for its own account, (a) a fronting fee equal to 0.125% of the aggregate face amount of outstanding letters of credit, payable in arrears at the end of each quarter and upon the termination of the Revolving Facility, calculated based upon the actual number of days elapsed over a 360-day year, and (b) customary issuance and administration fees.

Commitment Fees:	0.50% per annum on the average daily undrawn portion of the commitments in respect of the Revolving Facility, payable quarterly in arrears after the Closing Date and upon the termination of the commitments, calculated based on the number of days elapsed in a 360-day year.

Swingline loans shall, for purposes of the commitment fee calculations only, not be deemed to be a utilization of the Revolving Facility.

I-B-2

CONFIDENTIAL	EXHIBIT C

Project Eagle

Senior Unsecured Increasing Rate Bridge Loans

Summary of Principal Terms and Conditions4

Borrower:	The Borrower under the Senior Facilities.

Administrative Agent:	Barclays Bank will act as sole and exclusive administrative agent (in such capacity, the “Administrative Agent”) for a syndicate of banks, financial institutions and institutional lenders determined in consultation with the Borrower excluding any Disqualified Lender (together with the Initial Lenders, the “Lenders”), and will perform the duties customarily associated with such role.

Joint Bookrunners and Joint Lead Arrangers:	Barclays Capital, Citi and Merrill Lynch will act as joint lead arrangers for the Senior Bridge Loans (the “Lead Arrangers”) and as joint bookrunners, and will perform the duties customarily associated with such roles.

Bridge Loans:	Senior Unsecured Increasing Rate Bridge Loans (the “Senior Bridge Loans”).

Uses of Proceeds:	The proceeds of the Senior Bridge Loans will be used by the Borrower on the Closing Date, together with the proceeds of the Senior Facilities, the Equity Contribution, the Senior Notes (if any) and certain cash available on the balance sheet of the Company, solely to pay the consideration for the Acquisition, to refinance certain existing indebtedness of the Company and its subsidiaries (including accrued and unpaid interest and applicable premiums) and to pay costs and expenses related to the Transactions.

Principal Amount:	$750 million of Senior Bridge Loans plus, at the Borrower’s election, an amount sufficient to fund any OID or upfront fees required to be funded on the Closing Date in connection with the issuance of the Senior Notes or any other Securities on the Closing Date minus the amount of gross proceeds from Senior Notes on the Closing Date.

[4]	All capitalized terms used but not defined herein have the meanings given to them in the Commitment Letter to which this Term Sheet is attached, including the Exhibits thereto. In the event any such capitalized term is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit shall be determined by reference to the context in which it is used.

CONFIDENTIAL	EXHIBIT C

Ranking:	The Senior Bridge Loans will constitute senior unsecured indebtedness of the Borrower.

Guarantees:	Each existing and subsequently acquired or organized guarantor of the Senior Facilities (other than any holding company parent of the Borrower) will jointly and severally guarantee the Senior Bridge Loans on a senior unsecured basis, with the guarantee of each such guarantor under the Senior Bridge Facility being pari passu in right of payment with all obligations under the Senior Facilities. Any guarantee will be automatically released upon the release of the corresponding guarantee under the Senior Facilities (other than upon payment in full thereof).

Interest Rates:	Interest for the first 60 day period commencing on the Closing Date shall be payable in respect of Senior Bridge Loans at (a) LIBOR (as defined below) plus (b) 850 basis points. Following the 60th day after the Closing Date, interest on the Senior Bridge Loans shall be payable at a rate equal to the Senior Cap (as defined in the Fee Letter).

“LIBOR” on any date, means the greater of (i) the London interbank offered rate for dollars, adjusted for customary Eurodollar reserve requirements if any, for a three month period (as determined two business days prior to the start of the applicable interest period) and (ii) 1.25%.

Notwithstanding anything to the contrary set forth above, at no time shall the per annum yield on the Senior Bridge Loans exceed the Senior Cap.

Interest Payments:	Interest on the Senior Bridge Loans will be payable in cash, quarterly in arrears.

Default Rate:	The applicable interest rate plus 2.00% on overdue amounts.

Notwithstanding anything to the contrary set forth herein, in no event shall any cap or limit on the yield or interest rate payable with respect to the Senior Bridge Loans, Senior Term Loans or Senior Exchange Notes affect the payment of any default rate of interest in respect of any Senior Bridge Loans, Senior Term Loans or Senior Exchange Notes.

Maturity:	The Senior Bridge Loans will mature on the first anniversary of the Closing Date (the “Maturity Date”). On the Maturity Date, any Senior Bridge Loan that has not been previously repaid in full will be automatically converted into a senior unsecured term loan (a “Senior Term Loan”) that is due on the date that is eight years after the Closing Date. The date on which Senior Bridge Loans are converted into Senior

CONFIDENTIAL	EXHIBIT C

Term Loans is referred to as the “Conversion Date”. On the Conversion Date, and on the 15th calendar day of each month thereafter (or the immediately succeeding business day if such calendar day is not a business day), at the option of the applicable Lender, Senior Term Loans may be exchanged in whole or in part for senior unsecured exchange notes (the “Senior Exchange Notes”) having an equal principal amount; provided, that no Senior Exchange Notes shall be issued until the Borrower shall have received requests to issue at least $150 million in aggregate principal amount of Senior Exchange Notes.

The Senior Term Loans will be governed by the provisions of the Senior Bridge Loan Documents and will have the same terms as the Senior Bridge Loans except as expressly set forth on Annex I hereto. The Senior Exchange Notes will be issued pursuant to an indenture that will have the terms set forth on Annex II hereto. The Senior Bridge Loans, the Senior Term Loans and the Senior Exchange Notes shall be pari passu for all purposes.

Mandatory Prepayment:	The Senior Bridge Loans shall be prepaid at 100% of the outstanding principal amount thereof with, subject to exceptions and baskets and in any event (in the case of clause (ii) below) no less favorable than those applicable to the Term Facility, (i) the net proceeds from the issuance of the Senior Notes or any other debt securities, or subject to certain exceptions to be mutually agreed, other indebtedness for borrowed money of the Borrower or any of its restricted subsidiaries (such exceptions to include borrowings under any Incremental Facility to fund acquisitions), (ii) the net proceeds from any non-ordinary course asset sales by the Borrower or any of its restricted subsidiaries in excess of amounts either reinvested in accordance with the Term Facility or used to repay the Term Facility or other secured debt and (iii) the net proceeds of public equity issuances of Holdings and the Borrower (subject to certain exceptions, including equity issued to the Sponsor). The Borrower will also be required to prepay the Senior Bridge Loans following the occurrence of a change of control at 100% of the outstanding principal amount thereof. In the event any Lender or affiliate of a Lender purchases debt securities from the Borrower pursuant to a permitted securities demand at a price above the level at which such Lender or affiliate has reasonably determined such debt securities can be resold by such Lender or affiliate to a bona fide third party at the time of such purchase (and notifies the Borrower thereof), the net cash proceeds received by the Borrower in respect of such debt securities may, at the option of such Lender or affiliate, be applied first to prepay the Senior Bridge Loans of such

CONFIDENTIAL	EXHIBIT C

Lender or affiliate prior to being applied to prepay the Senior Bridge Loans held by other Lenders. These mandatory prepayment provisions will not apply to the Senior Term Loans.

Optional Prepayment:	The Senior Bridge Loans may be prepaid, in whole or in part, at par plus accrued and unpaid interest upon not less than three business days’ prior written notice, at the option of the Borrower at any time.

Right to Resell Bridge Loans:	Each Lender shall have the absolute and unconditional right to resell or assign the Senior Bridge Loans held by it in compliance with applicable law to any third party at any time, in consultation with (but without the consent of) the Borrower and with the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed); provided that, for the twelve month period commencing on the Closing Date, the consent of the Borrower shall be required with respect to any assignment that would result in the Initial Lenders holding less than 50.1% of the aggregate outstanding principal amount of the Senior Bridge Loans; provided that no such consent of the Borrower shall be required after the occurrence and during the continuance of a payment or bankruptcy default or a Demand Failure Event (as defined in the Engagement Letter dated the date hereof (the “Engagement Letter”)).

The Lenders will be permitted to sell participations in the Senior Bridge Loans without restriction. Voting rights of participants shall be limited to matters in respect of (a) reductions of principal, interest or fees of the commitments participated to such participants, (b) extensions of final maturity of the Senior Bridge Loans, (c) releases of all or substantially all the guarantors and (d) changes in voting thresholds.

Conditions Precedent to Senior Bridge Loans:	The borrowing of the Senior Bridge Loans will be subject to delivery of notice, accuracy of the representations and warranties in all material respects (subject to the Certain Funds Provision) and the applicable conditions precedent set forth in Section 6 of the Commitment Letter and Exhibit D to the Commitment Letter.

Senior Bridge Loan Documents:	The definitive documentation relating to the Senior Bridge Loans (the “Senior Bridge Loan Documents”) shall be negotiated in good faith to finalize the Senior Bridge Loan Documents, giving effect to the Certain Funds Provision, as promptly as reasonably practicable, shall be consistent with a recent high yield indenture precedent of the Sponsor or the

CONFIDENTIAL	EXHIBIT C

Rollover Sponsor agreed to by you and the Commitment Parties, shall contain the terms and conditions set forth in this Term Sheet and shall be consistent with the Documentation Principles as applied to transactions of this kind. Such Senior Bridge Loan Documents shall contain only those payments, conditions to borrowing, mandatory prepayments, representations, warranties, covenants and events of default expressly set forth in this Exhibit C, in each case, applicable to the Borrower and its restricted subsidiaries and with standards, qualifications, thresholds, exceptions, “baskets” and grace and cure periods consistent with the Documentation Principles as applied to transactions of this kind.

Representations and Warranties:	The Senior Bridge Loan Documents will contain representations and warranties relating to the Borrower and its restricted subsidiaries as are substantially similar to those for the Senior Facilities, with modifications customary for bridge loan financings of this type to the extent necessary to reflect differences in documentation.

Covenants:	The Senior Bridge Loan Documents will contain such affirmative covenants as are customary for bridge loan financings of this type and substantially similar to (but less restrictive than) those for the Senior Facilities to the extent applicable, and the Senior Bridge Loan Documents will contain such incurrence-based negative covenants as are customary for high yield senior unsecured debt securities (but in any event less restrictive than those in the Senior Facilities) (it being understood that prior to the Maturity Date the restricted payments and debt incurrence covenants shall be more restrictive than is customary for high yield senior unsecured debt securities in a manner to be mutually agreed). There will not be any financial maintenance covenants.

Events of Default:	The Senior Bridge Loan Documents will contain such events of default (including notice and grace periods) as are customary for high yield senior unsecured debt securities (but in any event less restrictive than those in the Senior Facilities), consisting of nonpayment of principal, interest or other amounts; violation of covenants; incorrectness of representations and warranties in any material respect; cross-acceleration to material indebtedness; bankruptcy or insolvency proceedings; material monetary judgments subject to a threshold amount; and actual or asserted invalidity of material guarantees.

Voting:	Amendments and waivers of the Senior Bridge Loan Documents will require the approval of Lenders holding more than 50% of the aggregate principal amount of the

CONFIDENTIAL	EXHIBIT C

Senior Bridge Loans, except that the consent of each Lender directly adversely affected thereby shall be required with respect to (a) reductions of principal, interest or fees payable to such Lender, (b) extensions of final maturity of the Senior Bridge Loans of such Lender or the due date of any interest or fee payment, (c) releases of all or substantially all of the guarantors and (d) changes in voting thresholds.

Cost and Yield Protection:	Customary for financings of this kind, it being agreed that the documentation will provide customary provisions regarding withholding tax liabilities and a customary exception to be agreed to the gross-up obligations for U.S. federal withholding taxes imposed as a result of any failure of a Lender to comply with the procedures, certifications, information reporting, disclosure or other related requirements of newly enacted Sections 1471-1474 of the Internal Revenue Code of 1986, as amended (and any regulations promulgated thereunder or published administrative guidance issued pursuant thereto), and any amended or successor version that is substantively comparable.

Expenses and Indemnification:	The Borrower shall pay (a) if the Closing Date occurs, all reasonable and documented out-of-pocket expenses of the Administrative Agent and the Lead Arrangers incurred on or after the Closing Date (within 30 days of a written demand therefor, together with backup documentation supporting such reimbursement request associated with the syndication of the Senior Bridge Loans and the preparation, execution, delivery and administration of the Senior Bridge Loan Documents and any amendment or waiver with respect thereto (but limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one counsel to the Administrative Agent and the Lead Arrangers taken as a whole and, if necessary, of one local counsel in any relevant material jurisdiction) and (b) if the Closing Date occurs, all reasonable and documented out-of-pocket expenses of the Administrative Agent within 30 days of a written demand therefor, together with backup documentation supporting such reimbursement request (but limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one counsel to the Administrative Agent and the Lenders taken as a whole, and, if necessary, of one local counsel in any relevant material jurisdiction) in connection with the enforcement of the Senior Bridge Loan Documents or protection of rights thereunder.

The Administrative Agent, the Lead Arrangers and the Lenders (and their affiliates and their respective officers,

CONFIDENTIAL	EXHIBIT C

directors, employees, agents, advisors and other representatives) (each, an “indemnified person”) will be indemnified for and held harmless against any losses, claims, damages, liabilities or expenses (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to the indemnified persons taken as a whole and, solely in the case of an actual conflict of interest, one additional counsel to the affected indemnified persons taken as a whole (and, if reasonably necessary, one local counsel in any relevant material jurisdiction), incurred in respect of the Senior Bridge Loans or the use or the proposed use of proceeds thereof, except to the extent they arise from the gross negligence, bad faith or willful misconduct of, or material breach of the Senior Bridge Loan Documents by, the relevant indemnified person or any of its affiliates or their respective officers, directors, employees, partners, agents, advisors or other representatives as determined by a final, non-appealable judgment of a court of competent jurisdiction or any dispute solely among the indemnified persons (other than claims against a Lead Arranger in its capacity or in fulfilling its role as the Administrative Agent or arranger or any similar role under the Senior Facility and other than any claims arising out of any act or omission of the Borrower, the Sponsor, or any of their affiliates), provided further that the Borrower shall not be liable for any indirect, special, punitive or consequential damages (other than in respect of any such damages required to be indemnified pursuant to the indemnification provisions).

Governing Law:	New York.

Counsel to the Commitment Parties and Lead Arrangers:	Cahill Gordon & Reindel LLP.

CONFIDENTIAL	ANNEX I to EXHIBIT C

Senior Term Loans

Maturity:	The Senior Term Loans will mature on the date that is eight years after the Closing Date.

Guarantees:	Same as the Senior Bridge Loans (except no guarantee by Holdings).

Interest Rate:	The Senior Term Loans will bear interest at a rate equal to the Senior Cap. Interest shall be payable quarterly and on the maturity date of the Senior Term Loans, in each case payable in arrears and computed on the basis of a 360-day year.

Covenants, Defaults and Mandatory Offers to
Purchase:	Upon and after the Conversion Date, the covenants, mandatory offers to purchase and defaults which would be applicable to the Senior Exchange Notes, if issued, will also be applicable to the Senior Term Loans in lieu of the corresponding provisions of the Senior Bridge Loans (except that any offer to repurchase upon the occurrence of a change of control will be made at 100% of the outstanding principal amount thereof, plus accrued and unpaid interest to the date of repurchase).

Optional Prepayment:	The Senior Term Loans may be prepaid, in whole or in part, at par, plus accrued and unpaid interest upon not less than three days’ prior written notice, at the option of the Borrower at any time.

I-C-1

CONFIDENTIAL	ANNEX II to EXHIBIT C

Senior Exchange Notes

Issue:	The Senior Exchange Notes will be issued under an indenture capable of being qualified under the Trust Indenture Act of 1939, as amended. Such indenture shall be negotiated in good faith and shall be based on forms of definitive documentation agreed to by you and the Commitment Parties, and such indenture (including all covenants, defaults and mandatory offers to purchase) shall be consistent with the terms in this Term Sheet and the Documentation Principles as applied to transactions of this kind.

Guarantees:	Same as the Senior Term Loans.

Maturity:	The Senior Exchange Notes will mature on the date that is eight years after the Closing Date.

Interest Rate:	The Senior Exchange Notes will bear interest payable semi-annually at the Senior Cap.

Repurchase with Asset Sale Proceeds:	The Borrower will be required to make an offer to repurchase the Senior Exchange Notes at 100% of the outstanding principal amount thereof with, subject to exceptions consistent with the Documentation Principles as applied to transactions of this kind, the net proceeds from any non-ordinary course asset sales by the Borrower or any of its restricted subsidiaries in excess of amounts either reinvested in a manner consistent with the Documentation Principles as applied to transactions of this kind or applied to repay the Senior Facilities or other secured debt.

Repurchase upon Change of Control:	The Borrower will be required to make an offer to repurchase the Senior Exchange Notes following the occurrence of a change of control at a price in cash equal to 101% (or 100% in the case of Senior Exchange Notes held by the Commitment Parties or their respective affiliates other than Asset Management Affiliates (as defined in the Engagement Letter) of the outstanding principal amount thereof, plus accrued and unpaid interest to the date of repurchase.

Optional Redemption:	The Senior Exchange Notes will be non-callable (subject to the make-whole and equity clawback exceptions in the two succeeding paragraphs below) until the fourth anniversary of the Closing Date. Thereafter, each Senior Exchange Note will be callable at par plus accrued interest plus a premium equal to one half of the coupon on such Senior Exchange Note, which premium shall decline ratably on each subsequent anniversary of the Closing Date to zero on the date that is two years prior to the maturity of the Senior Exchange Notes.

II-C-1

CONFIDENTIAL	ANNEX II to EXHIBIT C

Prior to the fourth anniversary of the Closing Date, the Borrower may redeem Senior Exchange Notes at a make-whole price based on U.S. Treasury notes with a maturity closest to the fourth anniversary of the Closing Date plus 50 basis points.

Prior to the third anniversary of the Closing Date, the Borrower may redeem up to 35% of the Senior Exchange Notes with proceeds from an equity offering at a redemption price equal to par plus the coupon on such Senior Exchange Notes.

The optional redemption provisions will be otherwise consistent with the Documentation Principles as applied to transactions of this kind. So long as no Demand Failure Event (as defined in the Fee Letter) has occurred, any Senior Exchange Notes held by (and for so long as they are held by) the Commitment Parties or their respective affiliates (other than Asset Management Affiliates) shall be redeemable at any time and from time to time at the option of the Borrower at a redemption price equal to par plus accrued and unpaid interest to the redemption date.

Defeasance Provisions:	Consistent with the Documentation Principles as applied to transactions of this kind.

Modification:	Consistent with the Documentation Principles as applied to transactions of this kind.

Covenants:	Consistent with the Documentation Principles as applied to transactions of this kind (but in any event less restrictive than those in the Senior Facilities and with and with a reporting covenant appropriate for transactions of this kind).

Registration Rights:	The Borrower will use commercially reasonable efforts to file after the first issuance of the Senior Exchange Notes and use commercially reasonable efforts to cause to become effective, a shelf registration statement with respect to the Senior Exchange Notes (a “Shelf Registration Statement”) and/or a registration statement relating to a Registered Exchange Offer (as defined below). If a Shelf Registration Statement is filed, the Borrower will keep such registration statement effective and available (subject to customary exceptions) until one year from the effectiveness of the Shelf Registration Statement. If within 365 days from the first issuance of the Senior Exchange Notes, a Shelf Registration Statement for the Senior Exchange Notes has not been declared effective or the Borrower has not effected an exchange offer (a “Registered Exchange Offer”) whereby the Borrower has offered registered notes having terms identical

II-C-2

CONFIDENTIAL	ANNEX II to EXHIBIT C

to the Senior Exchange Notes (the “Substitute Notes”) in exchange for all outstanding Senior Exchange Notes, then the Borrower will pay liquidated damages of 0.25% per annum on the principal amount of Senior Exchange Notes outstanding to holders of Transfer Restricted (to be defined in a manner to be agreed) Senior Exchange Notes from and including the 366th day after the date of the issuance of any Senior Exchange Note (the “Default Registration Date”) to but excluding the earlier of the effective date of such Shelf Registration Statement or the date of consummation of such Registered Exchange Offer (such damages may be payable, at the option of the Borrower, in the form of additional Senior Exchange Notes). Such liquidated damages shall increase by 0.25% per annum on the date that is three months after the Default Registration Date and on each date occurring three months thereafter, to a maximum increase in interest of 1.00%. The Borrower will also pay such liquidated damages for any period of time (subject to customary exceptions) following the effectiveness of a Shelf Registration Statement that such Shelf Registration Statement is not available for resales thereunder.

Events of Default:	Consistent with the Documentation Principles as applied to transactions of this kind (but in any event less restrictive than those in the Senior Facilities).

II-C-3

CONFIDENTIAL	EXHIBIT D

Project Eagle

Senior Secured Credit Facilities

Senior Unsecured Increasing Rate Bridge Facility

Additional Conditions Precedent5

Except as otherwise set forth below, the initial borrowing under each of the Facilities shall be subject to the following additional conditions precedent, which be subject to the Certain Funds Provision and the Documentation Principles in all respects:

1. The Acquisition shall have been consummated, or shall be consummated substantially concurrently with the initial borrowing under any of the Facilities in accordance with the terms of the Merger Agreement. The Merger Agreement shall not have been amended or waived in any material respect by Merger Sub in a manner materially adverse to the Lenders (in their capacity as such) without the consent of the Commitment Parties (such consent not to be unreasonably withheld or delayed); provided that any reduction in the purchase price for the Acquisition shall not be deemed to be materially adverse to the Lenders to the extent (i) 67% of such reduction shall be applied to reduce the amount of commitments in respect of the Senior Bridge Loans and (ii) 33% of such reduction shall be applied to reduce the amount of the Equity Contribution. Except as set forth in (i) in the Company SEC Reports (as defined in the Merger Agreement) filed with the Securities and Exchange Commission (the “SEC”) on or after August 11, 2009 and prior to the date hereof (other than disclosures contained under the captions “Risk Factors” or “Forward-Looking Statements” to the extent that such disclosures are general in nature or cautionary, predictive or forward-looking in nature) and (ii) the corresponding section of the disclosure letter delivered by the Company to the Parent before the execution of the Merger Agreement (the “Company Disclosure Letter”), it being agreed that disclosure of any item in any section of the Company Disclosure Letter (whether or not an explicit cross reference appears) shall be deemed to be disclosure with respect to any other section of the Company Disclosure Letter and any other representation or warranty made elsewhere in Article III, in either case, to which the relevance of such item is reasonably apparent from the face of such disclosure, since December 31, 2010 through the date hereof, there has not been any Company Material Adverse Effect (as defined in the Merger Agreement, as in effect on the signing date thereof and, for purposes of this Commitment Letter, without giving effect to any actions taken, or not taken, which are to be excluded from Company Material Adverse Effect pursuant to clause (x) of the definition thereof with the written consent, waiver or at the written request of the Parent unless the Lead Arrangers shall have consented to such consent, waiver or request by the Parent). Since the date hereof, there shall not have occurred a Company Material Adverse Effect.

2. The Equity Contribution shall have been consummated, or on the Closing Date substantially concurrently with the initial borrowings under the Term Facility shall be consummated, in at least the amount set forth in paragraph (b) of Exhibit A (as such amount may be modified pursuant to condition paragraph 1 above). The Refinancing shall have been consummated or, substantially concurrently with the initial borrowings under the Term Facility, shall be consummated.

3. The Commitment Parties shall have received (a) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company for the

[5]	All capitalized terms used but not defined herein have the meanings given to them in the Commitment Letter to which this Exhibit is attached, including the other Exhibits thereto. In the event any such capitalized term is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit shall be determined by reference to the context in which it is used.

2008, 2009 and 2010 fiscal years and (b) unaudited consolidated balance sheets and related statements of income and cash flows of the Company for each subsequent fiscal quarter (other than the fourth fiscal quarter of the Company’s fiscal year) ended at least 45 days prior to the Closing Date; provided that the filing of the required financial statements on Form 10-K and Form 10-Q by the Company will satisfy the foregoing requirements with respect to the Company.

4. The Commitment Parties shall have received a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Company as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days (or 90 days in case such four-fiscal quarter period is the end of the Company’s fiscal year) prior to the Closing Date, prepared in good faith giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of income).

5. The Commitment Parties shall have received the following (the “Closing Deliverables”): (a) customary legal opinions, (b) customary evidence of authority, (c) customary officer’s certificates, (d) good standing certificates (to the extent applicable) in the respective jurisdictions of organization of the Borrower and Guarantors and (e) a solvency certificate, substantially in the form set forth in Annex I attached to this Exhibit D from the chief financial officer, chief accounting officer or other officer with equivalent duties of the Borrower.

6. With respect to the Senior Facilities, all documents and instruments required to perfect the Senior Administrative Agent’s security interest in the Collateral shall have been executed and delivered and, if applicable, be in proper form for filing.

7. As a condition to the availability of the Senior Bridge Facility, (a) the Borrower shall have provided the Commitment Parties with (i) a customary preliminary offering memorandum containing all customary information (other than a “description of notes” and information customarily provided by the Commitment Parties or their counsel), including financial statements, pro forma financial statements, business and other financial data of the type and form that are customarily included in private placements pursuant to Rule 144A promulgated under the Securities Act (including information required by Regulation S-X and Regulation S-K under the Securities Act, which is understood not to include consolidating and other financial statements and data that would be required by Sections 3-10 and 3-16 of Regulation S-X and Item 402 of Regulation S-K and information regarding executive compensation and related party disclosure related to SEC Release Nos. 33-8732A, 34-54302A and IC-27444A) and (ii) drafts of customary comfort letters (which shall provide “negative assurance” comfort) by independent auditors of the Company which such auditors are prepared to issue upon completion of customary procedures and (b) the Commitment Parties shall have been afforded a period (the “Notes Marketing Period”) of at least 15 consecutive business days ending on the business day immediately prior to the Closing Date (excluding the days from (x) August 22, 2011 through and including September 5, 2011 and (y) December 19, 2011 through and including January 2, 2012) upon receipt of the information described in clause (a) to seek to place the Senior Notes with qualified purchasers thereof. If Merger Sub shall in good faith reasonably believe that the Borrower has delivered the preliminary offering memorandum together with the information and data required to be delivered pursuant clause (a)(i) of this Paragraph 7, Merger Sub may deliver to the Lead Arrangers written notice to that effect (stating when it believes it completed any such delivery), in which case the Borrower shall be deemed to have satisfied its requirements under clause (a)(i) of this Paragraph 7 on the date specified in such notice and the Notes Marketing Period shall be deemed to have commenced on the date specified in such notice, in each case unless the Lead Arrangers in good faith reasonably believe that the Borrower has not delivered the preliminary offering memorandum together with the information and data required to be delivered pursuant clause (a)(i) of this Paragraph 7 and, within three business days after their receipt of such notice from Merger Sub, the Lead Arrangers deliver a written notice to Merger Sub to that effect (stating with specificity which information is required to satisfy the Borrower’s requirements under clause (a)(i) of this Paragraph 7 for purposes of compliance with this condition only).

8. The Administrative Agents shall have received all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act that has been requested by the Administrative Agents in writing at least 15 days prior to the Closing Date.

9. Payment of all fees and expenses due to the Commitment Parties (in the case of expenses), to the extent invoiced at least three business days prior to the Closing Date (except as otherwise reasonably agreed by the Borrower), required to be paid on the Closing Date from the proceeds of the initial fundings under the Facilities.

ANNEX I TO EXHIBIT D

FORM OF SOLVENCY CERTIFICATE

SOLVENCY CERTIFICATE

of

[EAGLE]

AND ITS SUBSIDIARIES

Pursuant to the Credit Agreement6, the undersigned hereby certifies, solely in such undersigned’s capacity as [chief financial officer] [specify other officer with equivalent duties] of the Borrower, and not individually, as follows:

As of the date hereof, after giving effect to the consummation of the Transactions, including the making of the Loans under the Credit Agreement on the date hereof, and after giving effect to the application of the proceeds of such Loans:

a.	The fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise;

b.	The present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

c.	The Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured; and

d.	The Borrower and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

For purposes of this Certificate, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The undersigned is familiar with the business and financial position of the Borrower and its Subsidiaries. In reaching the conclusions set forth in this Certificate, the undersigned has made such other investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by the Borrower and its Subsidiaries after consummation of the transactions contemplated by the Commitment Letter.

[Signature Page Follows]

[6]	Credit Agreement to be defined.

CONFIDENTIAL	ANNEX I TO EXHIBIT D

IN WITNESS WHEREOF, the undersigned has executed this Certificate in such undersigned’s capacity as [chief financial officer] [specify other officer with equivalent duties] of the Borrower, on behalf of the Borrower, and not individually, as of the date first stated above.

[EAGLE]

By
Name:
Title: